UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to § 240.14a-12

RADNET, INC.

(Name of Registrant as Specified in its Charter)

__________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

April 20, 2020

Dear Stockholder:

On behalf of the Board of Directors and management, we cordially invite you to attend the 2020 Annual Meeting of Stockholders of RadNet, Inc. (the “Annual Meeting”), to be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on Monday, June 1, 2020, at 10:00 a.m. (Pacific Time) or at any adjournment or postponement thereof. At this meeting, stockholders will vote on matters set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We also enclose a copy of our annual report on Form 10-K for our fiscal year ended December 31, 2019 (the “2019 Annual Report”). We encourage you to read our 2019 Annual Report, which includes information on our business, as well as our audited financial statements for the fiscal year ended December 31, 2019.

This year we are again taking advantage of the Securities and Exchange Commission rule that permits us to furnish proxy materials to our stockholders via the Internet. On or about April 20, 2020, we are mailing a short Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to most of our stockholders instead of a paper copy of our full proxy materials. The Notice of Availability contains instructions on how to access our proxy materials, including the Notice of Annual Meeting of Stockholders, Proxy Statement, 2019 Annual Report and a Proxy Card or voting instruction form and on how to cast your vote online or by phone. The Notice of Availability also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice of Availability will receive a paper copy of the proxy materials.

Your vote is very important. Regardless of the number of shares you own, please vote. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by submitting your proxy via the Internet, by phone, or if you have elected to receive printed proxy materials, by completing, signing, dating and returning the Proxy Card enclosed with your printed proxy materials.

Thank you for your continued support and ownership of RadNet, Inc. We look forward to seeing you at the Annual Meeting.

Sincerely,

John V. Crues, III, M.D. Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders:

The Proxy Statement for the 2020 Annual Meeting of Stockholders, the Proxy Card and the 2019 Annual Report are available at www.proxyvote.com.

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 1, 2020

RadNet, Inc. will hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on Monday, June 1, 2020, at 10:00 a.m. (Pacific Time) or any adjournment or postponement thereof, at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025.

The following items are on the agenda and are more fully described in the accompany Proxy Statement:

1.	The election of seven nominees named in the attached Proxy Statement as directors to hold office until the 2021 Annual Meeting of Stockholders;
2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	A non-binding advisory vote to approve executive compensation;
4.	Other business that may properly come before the Annual Meeting.

Our Board of Directors has fixed April 6, 2020 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

We are mailing to our stockholders on or about April 20, 2020, a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our annual report on Form 10-K for our fiscal year ended December 31, 2019, via the Internet and how to vote online or by phone. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of the proxy materials.

By Order of the Board of Directors,

John V. Crues, III, M.D. Corporate Secretary

April 20, 2020

Los Angeles, California

Whether or not you expect to attend the Annual Meeting, please vote as soon as possible to ensure your representation at the Annual Meeting. You may vote via the Internet, by phone, or if you have elected to receive printed proxy materials, by completing, signing, dating and returning the Proxy Card enclosed with your printed proxy materials. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the Annual Meeting, then you must obtain from the record holder a proxy issued in your name.

We are actively monitoring the public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments. In the event that it is not possible or advisable to hold our Annual Meeting at the time, date and place as originally planned, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Any such change, including details on how to participate in a remote meeting, would be announced in advance via press release, a copy of which would be filed with the SEC as additional proxy solicitation materials and available via the Internet. As always, we encourage you to vote your shares prior to the Annual Meeting.

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 1, 2020

The Board of Directors of RadNet, Inc., a Delaware corporation (“RadNet”), is providing these proxy materials to you in connection with the solicitation of the accompanying proxy for use at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting will be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on Monday, June 1, 2020, at 10:00 a.m. (Pacific Time) or at any adjournment or postponement thereof, for the purposes stated herein.

On or about April 20, 2020 we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) containing instructions on how to access our Proxy Statement and our annual report on Form 10-K for our fiscal year ended December 31, 2019 (the “2019 Annual Report”), via the Internet and how to vote online or by phone. The Notice of Availability also contains instructions on how you can receive a paper copy of the proxy materials.

This Proxy Statement summarizes certain information to assist you in voting in an informed manner.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether you expect to attend the meeting or not, please vote as soon as possible.

We are actively monitoring the public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments. In the event that it is not possible or advisable to hold our Annual Meeting at the time, date and place as originally planned, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Any such change, including details on how to participate in a remote meeting, would be announced in advance via press release, a copy of which would be filed with the SEC as additional proxy solicitation materials and available via the Internet. As always, we encourage you to vote your shares prior to the Annual Meeting.

TABLE OF CONTENTS

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THE PROXY PROCESS AND THE ANNUAL MEETING

The following discussion is intended to provide general information about the proxy process and the Annual Meeting under the rules and regulations of the Securities and Exchange Commission (the “SEC”). If you have additional questions about this Proxy Statement or the Annual Meeting, please contact our Corporate Secretary at: RadNet, Inc., 1510 Cotner Avenue, Los Angeles, CA 90025, Attention: Corporate Secretary, Telephone: (310) 445-2800.

2020 Annual Meeting of Stockholders

RADNET, INC.	June 1, 2020
1510 Cotner Ave.	10:00 a.m. Pacific Time
Los Angeles, CA 90025

The Record Date for the Annual Meeting is April 6, 2020 (the “Record Date”). Only stockholders of record as of the close of business on this date are entitled to vote at the Annual Meeting. You are invited to vote on the proposals described in this Proxy Statement because you were a RadNet stockholder on the Record Date. RadNet is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments.

Attending the Annual Meeting

If you are a stockholder of record, you have the right to vote in person at the Annual Meeting. You will need to bring either the Notice of Availability or any Proxy Card that is sent to you to the meeting. Otherwise, you will be admitted only if we can verify your ownership of common stock on the Record Date. If you own shares held in street name, bring with you to the meeting either the Notice of Availability or any voting instruction form that is sent to you, or your most recent brokerage statement or a letter from your bank, broker or other record holder indicating that you beneficially owned shares of our common stock on the Record Date. We can use that to verify your beneficial ownership of common stock and admit you to the meeting. Additionally, all persons will need to bring a valid government-issued photo ID to gain admission to the meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Purpose

At the Annual Meeting, our stockholders will vote on the following items:

•	The election of seven nominees named in this Proxy Statement as directors to hold office until the 2021 Annual Meeting of Stockholders;

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

•	A non-binding advisory vote to approve executive compensation; and

•	Other business that may properly come before the Annual Meeting.

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Proxy Materials

These proxy materials were first sent or made available to stockholders on April 20, 2020, and include:

•	Notice of Annual Meeting of Stockholders

•	This Proxy Statement for the Annual Meeting

•	RadNet’s Annual Report on Form 10-K for the year ended December 31, 2019

If you requested printed versions by mail, these printed proxy materials also include the Proxy Card or voting instruction form for the Annual Meeting.

Internet Availability

RadNet uses the Internet as the primary means of furnishing proxy materials to our stockholders. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to our stockholders with instructions on how to access the proxy materials online or request a printed copy of the materials.

Stockholders may follow the instructions in the Notice of Availability to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce RadNet’s printing and mailing costs.

Quorum for the Annual Meeting

Holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. On the Record Date 50,694,735 shares of our common stock were issued and outstanding. Consequently, we will need to have 25,347,368 shares present in person or represented by proxy at the Annual Meeting in order to establish a quorum. Your shares will be counted for purposes of determining if there is a quorum if:

•	You are entitled to vote and you are present in person at the Annual Meeting; or

•	You have properly voted by proxy online, by phone, or by submitting a Proxy Card or voting instruction form by mail.

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies and reconvene the Annual Meeting at a later date.

Inspector of Election

An officer of RadNet will count the votes and act as the inspector of elections. The inspector of elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes. RadNet has also engaged Broadridge Financial Solutions, Inc. as its proxy distribution agent and tabulation service provider and they will also be calculating the votes received prior to the Annual Meeting.

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Proxy Solicitation Costs

RadNet is paying the costs of the solicitation of proxies. We will also make available solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the mail, but may be supplemented by telephone, facsimile, Internet or personal solicitation by our directors, executive officers and employees. No additional compensation will be paid to these individuals for these services.

Voting

Each share of RadNet’s common stock has one vote on each matter. Only “stockholders of record” as of the close of business on the Record Date are entitled to vote at the Annual Meeting. In addition to stockholders of record of RadNet’s common stock, “beneficial owners of shares held in street name” as of the Record Date can vote using the methods described below.

If you are a stockholder who holds stock in “street name” you will likely receive instructions for voting your shares from your broker, bank, or other nominee rather than through our voting system. A number of brokers and banks participate in a program that allows stockholders to grant their proxy to vote shares by means of the telephone or the Internet. If your shares are held in an account with a broker or bank participating in such a program, then you may vote your shares via the Internet or telephonically by following the instructions on the form received from your broker or bank.

Stockholders who submit a proxy by Internet or telephone need not return a Proxy Card or the form forwarded by your broker, bank, trust or other holder of record by mail.

With respect to the election of directors, stockholders may vote for all nominees, withhold authority for all nominees or vote for all except for those individual nominees for director for which the stockholder indicates it is withholding authority. With respect to each other proposal, stockholders may vote “FOR” the proposal, “AGAINST” the proposal, or abstain from voting.

Voting Procedures

There are four ways to vote:

•	Online. You may vote by proxy by visiting proxyvote.com and entering the control number found in the Notice of Availability. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

•	In Person. You may vote in person at the Annual Meeting by requesting a ballot. Only eligible stockholders will be admitted to the Annual Meeting. If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must also obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to an usher to be provided to the inspector of election.

•	Phone. If you request printed copies of the proxy materials by mail, you will receive a Proxy Card or voting instruction form and you may vote by proxy by calling the toll-free number found on the card or form. The availability of phone voting may depend on the voting procedures of the organization that holds your shares.

•	Mail. If you request printed copies of the proxy materials by mail, you will receive a Proxy Card or voting instruction form and you may vote by proxy by filling out the card or form and returning it in the envelope provided.

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All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions. Even if you plan on attending the Annual Meeting in person, we encourage you to vote your shares in advance online, by phone, or by mail to ensure that your vote will be represented at the Annual Meeting.

Changing your Vote

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting.

•	Online. You may change your vote using the online voting method described above, in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted.

•	In Person. You may revoke your proxy and change your vote by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual Meeting to RadNet’s Corporate Secretary.

•	Phone. You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted prior to the Annual Meeting will be counted.

•	Mail. You may revoke your proxy and change your vote by signing and returning a new Proxy Card or voting instruction form dated as of a later date, in which case only your latest Proxy Card or voting instruction form received prior to the Annual Meeting will be counted.

Routine and Non-Routine Proposals

The following proposal is considered a routine matter:

•	The ratification of the appointment of Ernst & Young LLP as RadNet’s independent registered public accounting firm for 2020 (Proposal No. 2).

A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal No. 2.

The following proposals are considered non-routine matters:

•	Election of directors (Proposal No. 1); and

•	Advisory vote to approve executive compensation (Proposal No. 3)

If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, broker non-votes may exist in connection with Proposal No. 1 and Proposal No. 3. You must instruct your bank, broker or nominee on how to vote your shares for Proposal No. 1 and Proposal No. 3 in order for your vote to count for those proposals.

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Vote Required to Approve a Proposal

With respect to the election of directors (Proposal No. 1), RadNet’s bylaws provide that, in an uncontested election of directors, the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting is required to elect a director. An “uncontested election of directors” means an election of directors in which the number of candidates for election does not exceed the number of directors to be elected by the stockholders at that election.

Approval of Proposals No. 2 and No. 3 requires, in each case, the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

Broker Non-Votes and Abstentions

Shares that constitute broker non-votes will be counted as present for purposes of establishing a quorum, but will not be counted as having voting power to vote on the proposal in question. Under the applicable rules of the exchanges and other self-regulatory organizations, brokers will generally have discretionary authority to vote on routine matters.

Uninstructed Shares

If you are a record holder and submit a valid proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice of Availability, your shares will be voted as recommended by our Board of Directors on those proposals and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Confidentiality of Votes

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within RadNet or to third parties, except: (1) as necessary to meet applicable legal requirements and (2) to allow for the tabulation of votes and certification of the vote. Occasionally, stockholders include additional comments on their Proxy Card or with their voting instruction, which are then forwarded to our management.

Tabulation and Reporting of Voting Results

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. RadNet will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Director Nominations and Stockholder Proposals for Inclusion in RadNet, Inc.’s 2021 Proxy Materials.

Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely advance notice of the proposal or nomination in writing to our Corporate Secretary. To be timely for the 2021 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 4, 2021 and March 5, 2021. A stockholder’s notice to the Corporate Secretary must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by our bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received by us not later than December 21, 2020, in order to be considered for inclusion in our proxy materials for the 2021 Annual Meeting of Stockholders.

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CORPORATE GOVERNANCE

Role of the Board of Directors

Our business is managed under the direction of our Board of Directors. Our Board of Directors provides oversight, strategic direction and counsel to our management. In addition, our Board of Directors elects our officers, delegates responsibilities for the conduct of our operations to those officers, and evaluates their performance.

Our Board of Directors held four meetings during 2019 and took action by written consent on one occasion. Each of our directors serving in 2019 attended at least 75% of the total number of meetings of the Board of Directors and applicable committees that each director was eligible to attend.

Board Leadership Structure

Our Chairman of the Board of Directors, Dr. Berger, also serves as our Chief Executive Officer. Our Board of Directors has determined that this leadership structure is appropriate and effective for RadNet at this time. This structure effectively utilizes Dr. Berger’s knowledge of RadNet and the industry in which we operate, while fostering greater communication and producing a greater degree of transparency between management and our directors. Dr. Berger co-founded RadNet in 1980 and has served as Chairman of the Board and Chief Executive Officer for nearly 40 years.

David L. Swartz currently serves as Lead Independent Director of the Board of Directors. In this capacity, Mr. Swartz serves as Chairman of meetings of the Board of Directors in the absence of the Chairman of the Board, calls, sets the agenda, and chairs the executive sessions of the independent directors, works collaboratively with the Chairman of the Compensation and Management Development Committee to oversee the evaluation of our Chief Executive Officer and serves as the liaison between the independent directors and the Chairman of the Board.

Director Independence

Four of the seven members of our Board of Directors are independent directors and only those individuals may serve on the committees of our Board of Directors. Our Chairman and Chief Executive Officer does not serve on any committee. Our Board of Directors holds regular executive sessions outside the presence of the Chief Executive Officer and other management, which our Board of Directors believes promotes appropriate independent leadership.

Our Board of Directors annually determines the independence of our directors in accordance with the independence requirements under the NASDAQ Stock Market LLC (“NASDAQ”) and the SEC rules which require at least a majority of the directors to be independent. As a result of this review, our Board of Directors has determined that Marvin S. Cadwell, Lawrence L. Levitt, Michael L. Sherman, M.D. and David L. Swartz each qualifies as an independent director in accordance with the NASDAQ and the SEC rules. Each of Howard G. Berger, M.D., John V. Crues, III, M.D., and Ruth Wilson is an executive officer of RadNet and therefore does not qualify as an independent director under the NASDAQ and the SEC rules. If elected, Laura P. Jacobs would qualify as an independent director under the NASDAQ and the SEC rules.

Committees of the Board of Directors

We have three standing committees: the Audit Committee, the Compensation and Management Development Committee and the Nominating and Governance Committee. The committees are comprised entirely of independent directors. Each committee operates under a written charter adopted by the Board of Directors which is available at www.radnet.com under Investor Relations – Corporate Governance.

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The composition of those committees is as set forth below:

Director	Audit Committee	Compensation and Management Development Committee	Nominating and Governance Committee
Lawrence L. Levitt	X	C	X
Marvin S. Cadwell	X	X	X
Michael Sherman, M.D.		X	C
David L. Swartz	C	X	X

________________________

“C” denotes chair of committee

Audit Committee

The Audit Committee’s responsibilities include, among other things:

•	overseeing our accounting and financial reporting processes and the audits of our financial statements;

•	overseeing, along with management, the reliability and integrity of our accounting policies and financial reporting and disclosure practices;

•	serving as an independent and objective party to monitor our financial reporting processes and internal controls systems;

•	retaining our independent registered public accounting firm, reviewing and evaluating their independence, qualifications and performance, approving the terms of the annual engagement letter and approving all audit and non-audit services to be performed by our independent registered public accounting firm; and

•	providing independent, direct, and open communications among our independent registered public accounting firm, financial and senior management and the full Board of Directors.

The Board of Directors has determined that each of Mr. Swartz and Mr. Levitt qualifies as an “audit committee financial expert” as defined under the applicable SEC rules and that each member of the Audit Committee meets the additional criteria for independence of Audit Committee members under Rule 10A-3(b)(1) of the Exchange Act. The Audit Committee held four meetings in 2019.

Compensation and Management Development Committee

The Compensation and Management Development Committee’s responsibilities include, among other things:

•	reviewing and determining the base salary of executive officers and certain other senior management and setting the maximum bonus amount that each executive officer (other than the Chief Executive Officer) and certain other senior management is entitled to receive, which may be in the form of cash or equity incentive awards, as ultimately determined by our Chief Executive Officer;

•	reviewing and administering our equity incentive plans, including any amendments thereto;

•	reviewing and recommending amounts and types of compensation for our directors;

•	overseeing our compensation philosophy and strategy;

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•	monitoring compliance with rules and regulations relating to compensation arrangements for our directors and executive officers; and

•	reviewing and approving our corporate goals and objectives relevant to Chief Executive Officer compensation and evaluating the Chief Executive Officer’s performance in light of those goals and determining the Chief Executive Officer’s compensation levels and bonus based on such evaluation.

The Compensation and Management Development Committee held one meeting and took action by written consent on two occasions in 2019.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include, among other things:

•	developing and recommending the criteria to be used in screening and evaluating potential candidates or nominees for election or appointment as director;

•	establishing and overseeing a policy for considering stockholder nominees for directors, and developing the procedures that must be followed by stockholders in submitting recommendations;

•	monitoring and reviewing any issues regarding the independence of directors or involving potential conflicts of interest and evaluating any change of status or circumstances with respect to a director;

•	evaluating all nominees for election of directors;

•	developing and recommending to the Board of Directors, as necessary, corporate governance policies to be adopted and maintained;

•	identifying committee member qualifications and recommending appropriate committee member appointments to the Board of Directors; and

•	establishing and reviewing annually with the Board of Directors the procedures for stockholders to send communications to the Board of Directors.

The Nominating and Governance Committee held two meetings in 2019.

Board Role in Risk Oversight

Our Board of Directors performs an oversight role in managing RadNet’s risk. In reviewing our strategy, business plan, budgets and historical and anticipated future major transactions, the Board of Directors considers, among other factors, the risks RadNet faces, and how such risks can be appropriately managed. While our Board of Directors oversees risk management strategy, our management is responsible for implementing and supervising day to day risk management processes. Our senior management regularly reports to the Board of Directors on areas of material risk, including operational, financial, legal and strategic risks, which enables the Board of Directors to understand management’s views and strategies regarding risk identification, risk management and risk mitigation.

In addition to the oversight role assumed by the full Board of Directors, various committees of the Board of Directors also have responsibility for risk management. The Director of Internal Audit reports directly to our Audit Committee on areas of material financial risk, including internal controls, and the Audit Committee reports to the full Board of Directors on risks identified by the Director of Internal Audit that the Audit Committee believes to be material. In addition, the Compensation and Management Development Committee oversees the risks associated with our compensation policies and practices to ensure that the compensation programs and incentives do not encourage short term risk taking at the expense of long term results or create risks that may have a material adverse effect on RadNet.

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Code of Financial Ethics

We have adopted a written Code of Financial Ethics that is applicable to our directors, officers and employees and is designed to deter wrongdoing and to promote:

•	honest and ethical conduct;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications;

•	compliance with applicable laws, rules and regulations, including insider trading compliance; and

•	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

You may obtain a copy of our Code of Financial Ethics on our website at www.radnet.com under Investor Relations – Corporate Governance. The Board of Directors has designated the Audit Committee to be responsible for reviewing the Code of Financial Ethics and making any appropriate updates or amendments. We intend to disclose any changes in this code or waivers from this code that apply to our principal executive officer, principal financial officer, or principal accounting officer by posting such information to our website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or Nasdaq rules.

Review and Approval of Related Party Transactions

As a matter of policy, the Board of Directors reviews and determines whether or not to approve any transaction between RadNet and its directors, director nominees, executive officers and greater than 5% beneficial owners and each of their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single year and the related party has or will have a direct or indirect interest in the transaction.

Related Party Transactions

Howard G. Berger, M.D., is our President and Chief Executive Officer, a member of our Board of Directors, and also owns, indirectly, 99% of the equity interests in Beverly Radiology Medical Group, Inc. (“BRMG”). BRMG is responsible for the professional medical services at nearly all of our facilities located in California under a management agreement with us, and employs physicians or contracts with various other independent physicians and physician groups to provide the professional medical services at most of our California facilities. We generally obtain professional medical services from BRMG in California, rather than provide such services directly or through subsidiaries, in order to comply with California’s prohibition against the corporate practice of medicine. We have a management agreement with BRMG, that expires on January 1, 2024 but includes an automatic renewal for consecutive 10-year periods. Under our management agreement, BRMG pays us, as compensation for the use of our facilities and equipment and for our services, a percentage of the gross amounts collected for the professional services it renders. The percentage, which was 79% at December 31, 2019, is adjusted, if necessary, to ensure that the parties receive fair value for the services they render. In operation and historically, the annual revenue of BRMG from all sources closely approximates its expenses, including Dr. Berger’s compensation, fees payable to us and amounts payable to third parties. Dr. Berger also owns a controlling interest in two medical groups that provide professional medical services to one of our imaging facilities located in New York. In 2019, Dr. Berger received $500,000 of his salary and his entire bonus payment from an affiliate of BRMG, a consolidated entity.

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John V. Crues, III, M.D. is our Medical Director, Corporate Secretary, a member of our Board of Directors and a 1% owner of BRMG. Dr. Crues receives all of his salary from BRMG. Dr. Crues also owns a controlling interest in multiple medical groups that provide professional medical services to some of our imaging facilities located in New York, Delaware and Maryland.

Board Attendance at Annual Meetings of Stockholders

We, as a matter of policy, encourage our directors to attend meetings of stockholders but we do not require attendance. Three of the seven directors attended the 2019 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

Messrs. Levitt, Cadwell, Sherman and Swartz were members of the Compensation and Management Development Committee in 2019. No member of the Compensation and Management Development Committee has had a relationship with RadNet or any of its subsidiaries other than as a director and stockholder and no member has been an officer or employee of RadNet or any of its subsidiaries, a participant in a “related person” transaction or an executive officer of another entity where one of our executive officers serves on the Board of Directors.

Communication with our Board of Directors

Stockholders may communicate with our Board of Directors through the Corporate Secretary by writing to the following address: Board of Directors, c/o Corporate Secretary, RadNet, Inc., 1510 Cotner Avenue, Los Angeles, CA 90025. The envelope containing such communication should contain a clear notation that the letter is “Stockholder-Board Communication” or “Stockholder-Director Communication” or a similar statement to indicate it is intended for the Board of Directors. All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

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DIRECTORS

Nomination Process

Our Nominating and Governance Committee recommends nominees to the Board of Directors for election after carefully considering all candidates, taking into account all factors the Committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint, industry knowledge and the qualifications set forth in the Nominating and Governance Committee Charter. Our Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in the identification of director nominees. However, as part of its evaluation of Board composition, the Nominating and Governance Committee considers the diversity of candidates to ensure that our Board of Directors is comprised of individuals with a broad range of experiences and backgrounds (including, among other things, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge) who can contribute to the Board’s overall effectiveness in carrying out its responsibilities and can represent diverse viewpoints on our Board of Directors. The Nominating and Governance Committee assesses the effectiveness of these efforts when evaluating the composition of the Board of Directors as part of the annual nomination process.

The Nominating and Governance Committee considers stockholder nominees made in accordance with our bylaws, and evaluates candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Nominating and Governance Committee. Stockholder recommendations may be submitted to the Nominating and Governance Committee in care of the Corporate Secretary at the address set forth under “Communication with Our Board of Directors.”

Nominees for Election

The names of the director nominees, their ages as of March 31, 2020, and other information about them are set forth below. Six of the seven nominees currently serve on the Board of Directors.

Name of Director Nominee	Age	Position	Our Director Since
Howard G. Berger, M.D.	74	Chief Executive Officer and Chairman of the Board	1992
Marvin S. Cadwell	76	Director	2007
John V. Crues, III, M.D.	70	Director, Vice President, Medical Director	2000
Lawrence L. Levitt	77	Director	2005
David L. Swartz	76	Director	2004
Ruth V. Wilson	57	Director, Senior Vice President of Human Resources	2019
Laura P. Jacobs	64	Director Nominee	n/a

The following biographies describe the skills, qualities, attributes, and experience of the nominees that led the Board of Directors and the Nominating and Governance Committee to determine that it is appropriate to nominate these directors for election to the Board of Directors.

Howard G. Berger, M.D. has served as President and Chief Executive Officer of RadNet and its predecessor entities since 1987. Dr. Berger received his M.D. at the University of Illinois Medical School, is Board Certified in Nuclear Medicine and trained in an Internal Medicine residency, as well as in a master’s program in medical physics in the University of California system. Dr. Berger is also the president or co-president of the entities that own BRMG. Dr. Berger brings senior business leadership skills to our Board of Directors and deep industry knowledge derived from his nearly 40 years of experience in the development and management of RadNet.

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Marvin S. Cadwell has been a member of our Audit Committee since 2007, a member of our Nominating and Governance Committee since 2011 and a member of our Compensation and Management Development Committee since 2014. Mr. Cadwell served as a director of Radiologix, Inc. between June 2002 and November 2006, until its acquisition by RadNet. He was appointed Chairman of the Board of Radiologix in December 2002 and served as Chairman of the Nominations and Governance Committee of the Board of Radiologix. He was the Radiologix interim Chief Executive Officer from September 2004 until November 2004. From December 2001 until November 2002, Mr. Cadwell served as Chief Executive Officer of SoftWatch, Ltd., an Israeli based company that provided Internet software. Mr. Cadwell previously served as a director of ChartOne, Inc., a private company that provides patient chart management services to the healthcare industry, from 2003 until its acquisition in September 2008. Mr. Cadwell has served as an executive officer and consultant for several companies in the healthcare industry. He brings to our Board of Directors a strong background in operating management of various organizations.

John V. Crues, III, M.D. is a world-renowned radiologist. Dr. Crues has served as our Vice President and Medical Director since 2000, and as our Corporate Secretary since 2019. Dr. Crues received his M.D. at Harvard University, completed his internship at the University of Southern California in Internal Medicine, and completed a residency at Cedars-Sinai in Internal Medicine and Radiology. Dr. Crues has authored numerous publications while continuing to actively participate in radiological societies such as the Radiological Society of North America, American College of Radiology, California Radiological Society, International Society for Magnetic Resonance Medicine and the International Skeletal Society. Dr. Crues is also currently Co-President of Pronet Imaging Medical Group, a director of BRMG and owns a controlling interest in four medical groups which provide professional medical services at our imaging facilities located in New York, New York. Dr. Crues plays a significant role as a musculoskeletal specialist for many of our patients as well as a resource for physicians providing services at our facilities. His active participation in radiological societies gives our Board of Directors access to thought leadership in the field of radiology.

Lawrence L. Levitt has been a member of our Audit Committee since March 2005 and a member of our Nominating and Governance Committee since 2011. Mr. Levitt has served as the Chair of our Compensation and Management Development Committee since 2007. Mr. Levitt is a certified public accountant and received his MBA in Accounting from the University of California Los Angeles. Since 1987, Mr. Levitt has been the President and Chief Financial Officer of Canyon Management Company, a company which manages a privately held investment fund. Mr. Levitt brings to our Board of Directors extensive financial accounting experience and is an audit committee financial expert under the SEC rules.

David L. Swartz has been chair of our Audit Committee since 2004, has been a member of our Nominating and Governance Committee since 2007 and was appointed as Lead Independent Director in 2011. Mr. Swartz is a certified public accountant with experience providing accounting and advisory services to clients. Since 2010, Mr. Swartz has owned and continues to operate his own consulting services firm. Mr. Swartz served as a member of the Board of Directors of the California State Board of Accountancy until November 2012 and previously served as its president. Prior to 1988, Mr. Swartz served as managing partner and was on the national Board of Directors of a 50 office international accounting firm. Between 1990 and 2008, Mr. Swartz served as the managing partner of Good, Swartz, Brown & Berns LLP which was acquired by J.H. Cohn LLP in 2008. From 2008 to 2010, Mr. Swartz served as a partner at J.H. Cohn LLP. Mr. Swartz also served as chief financial officer of a publicly held shopping center and development company from 1988 to 2000. Mr. Swartz brings to our Board of Directors extensive public financial accounting experience and is an audit committee financial expert under the SEC rules.

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Ruth V. Wilson has been a member of our Board of Directors since 2019. Ms. Wilson currently serves as our Senior Vice President of Human Resources and has served in a variety of others positions since joining us in 1994, including Manager, Director and Vice President of Human Resources. Ms. Wilson has been an active member of our senior management since 1996. Ms. Wilson is an active member of the Society for Human Resources Management and Professionals in Human Resources Association.

Laura P. Jacobs is a director nominee. Ms. Jacobs is currently managing principal at GE Healthcare Partners, where she has worked since 1990. Prior to her current role, Ms. Jacobs led the firm’s healthcare management consulting business from 2015 to 2019. She is a national expert on healthcare trends and their impact on providers, and has been involved in healthcare management for the past 40 years, including the past 30 years with GE Healthcare Partners, advising healthcare providers regarding strategies, operations and financial performance improvement initiatives. Ms. Jacobs has advised physician organizations, complex health systems and other healthcare entities on strategies for growth, technology adoption and financial performance improvement. Ms. Jacobs has led strategic, financial and operational redesign of health systems, including transforming the framework for decision-making and care delivery. Ms. Jacobs has led the organizational and compensation redesign for provider organizations to achieve greater integration and aligned incentives. She is a frequent speaker regarding current trends in healthcare, payer strategies, risk-based payment models, consumer expectations, clinical integration, governance and performance optimization.

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COMPENSATION OF DIRECTORS

Overview of Director Compensation

We use cash and stock based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to RadNet as well as the skill level required by the members of our Board of Directors. The Compensation and Management Development Committee considers and evaluates compensation arrangements and makes recommendations to the Board of Directors, which has ultimate authority to approve such compensation. In addition, our certificate of incorporation and bylaws include indemnification provisions for our directors and executive officers and we maintain liability insurance for our directors and executive officers. Employee directors do not receive any compensation for their service as a director. In accordance with provisions contained in our stockholder approved 2006 Equity Incentive Plan, as amended (the “Restated 2006 Plan”), the maximum total compensation that can be paid to any non-employee director in a calendar year is $500,000.

Cash Compensation Paid to Non-Employee Board Members

Based on the recommendation of the Compensation and Management Development Committee’s independent compensation consultant Pearl Meyer & Partners LLC (“Pearl Meyer”) and a review of peer group data, the Compensation and Management Development Committee and the Board of Directors elected to keep the 2018 cash compensation structure for non-employee directors in 2019 in order to continue to align our director compensation structure with general market practices. The 2019 cash compensation structure for non-employee directors is set forth below:

Annual cash compensation	$55,000
Audit Committee Chair annual cash compensation	$20,000
Compensation and Management Development Committee Chair annual cash compensation	$10,000
Nominating and Governance Committee Chair annual cash compensation	$10,000
Lead Independent Director annual cash compensation	$10,000
Committee Meeting Attendance (per meeting)	$1,500

In December 2019, the Compensation and Management Development Committee and Board of Directors, noting that annual cash compensation for non-employee directors had not been increased since January 1, 2016 and seeking to reward non-employee directors for outstanding performance, decided to increase the annual cash compensation for each non-employee director from $55,000 to $75,000 effective as of January 1, 2020.

In April 2020, the non-employee members of the Board of Directors, citing the evolving and uncertain impact the COVID-19 pandemic will have on RadNet’s operating results, cash flows and financial position, voluntarily agreed to temporarily reduce director cash compensation by 50%.

Equity Compensation

On June 13, 2019, non-employee directors each received a restricted stock award of 9,363 common shares under the Restated 2006 Plan, with a grant date value of approximately $125,000 based on the $13.35 per-share closing price of RadNet’s common stock. Subject to continued service, vesting of this stock grant will occur at the end of each non-employee director’s current term which coincides with the Annual Meeting.

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Nonqualified Deferred Compensation Arrangements

Non-employee directors are eligible to participate in our Nonqualified Deferred Compensation Plan. No non-employee directors elected to defer any portion of their 2019 compensation.

Non-Employee Director Compensation

The table below summarizes the compensation received for the fiscal year ended December 31, 2019 by each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Marvin S. Cadwell	67,000	125,000	192,000
Lawrence L. Levitt	77,000	125,000	202,000
Michael L. Sherman, M.D.	71,000	125,000	196,000
David L. Swartz	97,000	125,000	222,000

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(1)	Reflects the restricted stock awards described above in “Equity Compensation”. In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted in 2019 computed in accordance with FASB ASC Topic 718, calculated by multiplying the number of shares subject to the award by the closing price of RadNet’s common stock on the grant date. These are not amounts actually paid to or necessarily realized by the non-employee director. As of December 31, 2019, each of the non-employee directors held 9,363 shares of unvested restricted stock and no stock options.

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EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of March 31, 2020, and their positions are shown below.

Name of Executive Officer	Age	Position	Executive Officer Since
Howard G. Berger, M.D.	74	President, Chief Executive Officer and Chairman of the Board	1992
John V. Crues, III, M.D.	70	Vice President, Corporate Secretary and Medical Director	2000
Stephen M. Forthuber	59	President and Chief Operating Officer – Eastern Operations	2006
Norman R. Hames	64	President and Chief Operating Officer – Western Operations	1996
Michael M. Murdock	65	Executive Vice President and Chief Development Officer	2007
Mark D. Stolper	48	Executive Vice President and Chief Financial Officer	2004
Mital Patel	34	Executive Vice President of Financial Planning and Analysis	2016
David J. Katz	56	Executive Vice President and General Counsel	2020

Biographical summaries of each of our executive officers who are not also members of our Board of Directors are included below.

Stephen M. Forthuber has served as an executive officer of RadNet since our acquisition of Radiologix, Inc. in 2006 and currently serves as our President and Chief Operating Officer-Eastern Operations. He joined Radiologix in January 2000 as Regional Director of Operations, Northeast. From July 2002 until January 2005 he served as Regional Vice President of Operations, Northeast and from February 2005 until December 2005 he was Senior Vice President and Chief Development Officer for Radiologix. Prior to working at Radiologix, Mr. Forthuber was employed from 1982 until 1999 by Per-Se Technologies, Inc. and its predecessor companies, where he had significant physician practice management and radiology operations responsibilities. Mr. Forthuber received a B.A. in Business Administration from the College of William and Mary in Virginia.

Norman R. Hames has served as an executive officer of RadNet since 1996 and currently serves as our President and Chief Operating Officer-Western Operations. Mr. Hames served on RadNet’s Board of Directors from 2000 until his resignation in 2019. Applying his more than 20 years of experience in the industry, Mr. Hames oversees all aspects of our California facility operations. His management team, comprised of regional directors, managers and sales managers, is responsible for responding to all of the day-to-day concerns of our California facilities, patients, payors and referring physicians. Prior to joining RadNet, Mr. Hames was President and Chief Executive Officer of his own company, Diagnostic Imaging Services, Inc. (which we acquired), which owned and operated 14 multi-modality imaging facilities throughout Southern California. Mr. Hames gained his initial experience in operating imaging centers for American Medical International, or AMI, and was responsible for the development of AMI’s single and multi-modality imaging centers. Mr. Hames brings business leadership skills from his experience as President and Chief Executive Officer of his own company and has a 20-year background in the day-to-day operations of imaging centers.

Michael Murdock has served as our Executive Vice President and Chief Development Officer since 2007. Mr. Murdock has spent the majority of his career in senior financial positions with healthcare companies, ranging in size from venture-backed startups to multi-billion dollar corporations, including positions with American Medical International and its successor American Medical Holding, Inc., a publicly traded owner and operator of acute care facilities that was acquired by National Medical Enterprises, now Tenet Healthcare (NYSE: THC). From 1999 through 2004, Mr. Murdock served as Chief Financial Officer of Dental One, a venture capital-backed owner and operator of 48 dental practices in Texas, Arizona, Colorado and Utah. From 2005 to 2006, Mr. Murdock served as Chief Financial Officer of Radiologix and joined us following the Radiologix acquisition. Mr. Murdock began his career in 1978 as an auditor with Arthur Andersen after receiving a B.S. degree from California State University, Northridge.

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Mark D. Stolper has served as our Executive Vice President and Chief Financial Officer since July 2004 and prior to that was an independent member of our Board of Directors. Prior to joining us, he had diverse experiences in investment banking, private equity, venture capital investing and operations. Mr. Stolper began his career as a member of the corporate finance group at Dillon, Read and Co., Inc., executing mergers and acquisitions, public and private financings, and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read. After Dillon Read, Mr. Stolper joined Archon Capital Partners, which made private equity investments in media and entertainment companies. Mr. Stolper also worked for Eastman Kodak, where he was responsible for business development for Kodak’s Entertainment Imaging subsidiary ($1.5 billion in sales). Mr. Stolper was also co-founder of Broadstream Capital Partners, a Los Angeles-based investment banking firm focused on advising middle market companies engaged in financing and merger and acquisition transactions. Mr. Stolper has been a member of the board of directors of RTI Surgical, Inc. (NASDAQ: RTIX) since March 2017. He was a member of the board of directors and audit committee for On Track Innovations, Ltd. (NASDAQ: OTIV) from December 2012 until December 2016. He was previously a member of the board of directors and audit committee for Metropolitan Health Networks, Inc. (NYSE: MDF) from April 2010 until its sale in December 2012, was a member of the board of directors for a privately held entertainment company providing discount ticketing services and branded event merchandising and was Chairman of the board for a private telemedicine and eHealth provider. Mr. Stolper graduated with a liberal arts degree from the University of Pennsylvania and a finance degree from the Wharton School. Additionally, Mr. Stolper earned a postgraduate Award in Accounting from the University of California, Los Angeles.

Mital Patel has served as our Executive Vice President of Financial Planning and Analysis since 2016. Mr. Patel has over a decade of senior healthcare management experience. Mr. Patel started his career at Truxtun Radiology and served as part of the Management team before the acquisition to RadNet. At Truxtun, Mr. Patel increased practice revenue, managed operation initiatives and quality compliance measures, and managed Truxtun’s acquisition by RadNet. Mr. Patel began his career at RadNet in 2010 where he applied his extensive healthcare industry experience to drive profitability and market share for RadNet. Mr. Patel received a B.A. degree in Business Administration from California State University in Bakersfield. Mr. Patel has also been very active in the community, having held board seats in several non-profit organizations.

David J. Katz has served as our Executive Vice President and General Counsel since March 1, 2020. Mr. Katz joined RadNet from the international law firm Perkins Coie LLP, where he was a partner for 20 years, and had been in private practice for 30 years. Mr. Katz’s legal practice has focused on corporate finance, international transactions, mergers and acquisitions, business planning and SEC compliance for domestic and foreign companies. Mr. Katz has also served as a Los Angeles County Sheriff Reserve Deputy since 1990, and is a two-time Medal of Valor recipient from the Los Angeles County Sheriff’s Department.

Our officers are elected annually and serve at the discretion of the Board of Directors. There are no family relationships among any of our executive officers and directors.

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COMPENSATION COMMITTEE REPORT*

The Compensation and Management Development Committee of the Board of Directors is comprised of independent non-employee directors and operates pursuant to a written charter. A copy of the charter can be viewed by visiting our website at www.radnet.com and clicking on “Investor Relations” and then on “Corporate Governance.” The Compensation and Management Development Committee is responsible for setting and overseeing the administration of the policies governing annual compensation of RadNet’s executive officers. The Compensation and Management Development Committee reviews the performance and compensation levels for executive officers, including the Chief Executive Officer, and sets salary levels.

The Compensation and Management Development Committee has reviewed and discussed with RadNet’s management the “Compensation Discussion and Analysis” included below in this Proxy Statement. Based upon that review and analysis, the Compensation and Management Development Committee unanimously recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation and Management Development Committee:

Lawrence L. Levitt, Chair Marvin S. Cadwell Michael L. Sherman, M.D. David L. Swartz

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* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the guiding principles and practices upon which our executive compensation program is based and the compensation paid to our 2019 Named Executive Officers (who consist of our principal executive officer, principal financial officer and our three other highest compensated executive officers in 2019):

Howard G. Berger, M.D. – President and Chief Executive Officer (our principal executive officer)

Mark D. Stolper – Executive Vice President and Chief Financial Officer (our principal financial officer)

Norman R. Hames – President and Chief Operating Officer – Western Operations

Stephen M. Forthuber – President and Chief Operating Officer – Eastern Operations

Mital Patel – Executive Vice President of Financial Planning and Analysis

Our executive compensation program is designed to attract, retain and motivate talented executive officers who are capable of providing leadership, vision and execution necessary to achieve our business objectives. We actively seek to foster an environment that aligns the interests of our Named Executive Officers with the creation of stockholder value through our equity compensation program. We believe the compensation paid to our Named Executive Officers for 2019 appropriately reflects and rewards their contribution to our performance. Since it describes our executive compensation program for 2019, this Compensation Discussion and Analysis does not address the impact of the coronavirus (or COVID-19) on the global economy, our business and financial results, or our executive compensation for 2020.

RadNet had an exceptional year in 2019. Our 2019 revenue of $1.154 billion reflected an impressive 18.4% increase over 2018 and those revenues helped generate $14.8 million of net income. During 2019 we continued our strong organic growth, effectively controlled expenses throughout the year, and made significant progress towards furthering all aspects of our business strategy. With respect to acquisitions, we purchased Kern Radiology, an operator of five imaging centers in Bakersfield, California, as well as completed transactions in West Hills, California, Islip, New York and Central New Jersey. We established our second California-based joint venture with Dignity Health in Ventura County and entered into discussions with several health systems to establish additional joint ventures. Additionally, we began to pursue applications for artificial intelligence by creating a division within RadNet focused on developing algorithms for image interpretation and for streamlining certain business processes. We believe that this strong performance in 2019 was directly related to the performance of our executive management.

Compensation Philosophy

The following principles influence and guide the compensation decisions of the Compensation and Management Development Committee:

•	Our Management Team is Integral to our Success. At the core of our compensation philosophy is the guiding belief that our management team is an integral component to RadNet’s continued success. Equity compensation and cash bonuses are determined in December and paid at the beginning of the fiscal year with the goal of continuing to retain and incentivize our Named Executive Officers to achieve or exceed the strategic initiatives set for the upcoming year.

•	Compensation Decisions Should Promote the Interests of Stockholders. Compensation should create incentives for management to achieve strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability. The Compensation and Management Development Committee believes that stock option and restricted stock awards (or restricted stock units (“RSUs”)) create long-term incentives that align the interests of management with the long-term interests of stockholders.

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•	Compensation Should Reflect Position and Responsibility. Total compensation and accountability should generally increase with position and responsibility. Consistent with this philosophy: (1) total compensation is higher for individuals with greater responsibility and greater ability to influence RadNet’s achievement of targeted results and strategic initiatives; and (2) equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

•	Internal Pay Equity. We have not established a formal policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but the Compensation and Management Development Committee believes that internal pay equity is an important factor to be considered in establishing compensation for our Named Executive Officers, and reviews compensation levels to ensure that appropriate pay equity exists.

•	Compensation Should be Reasonable and Responsible. It is essential that our overall compensation levels be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels and the Compensation and Management Development Committee periodically reviews market information from external sources or advisors to determine appropriate levels. Our executive compensation programs are intended to be consistent with our focus on controlling costs.

•	Compensation Disclosures Should be Clear and Complete. The Compensation and Management Development Committee and management believe that all aspects of executive compensation should be clear, comprehensible and promptly disclosed in plain English. The Compensation and Management Development Committee and management believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy, our compensation-setting process and how and how much our executives are paid.

Board and Committee Process

The Role of the Compensation and Management Development Committee

Our Board of Directors has delegated to the Compensation and Management Development Committee the authority to approve all compensation and awards to Named Executive Officers. With respect to equity compensation awarded to the Named Executive Officers and others, the Compensation and Management Development Committee acts as the administrator under the Restated 2006 Plan, and has the authority under that plan to grant equity compensation awards, including restricted stock, RSUs and stock options.

Our Compensation and Management Development Committee meets as often as necessary to perform its duties and responsibilities. The Committee meets with its compensation consultant and, as applicable, executive management, including our Chief Executive Officer, and conducts meetings in executive session. The Compensation and Management Development Committee meets in executive session each year to: (1) evaluate the performance of the Named Executive Officers, (2) set the annual compensation of the Named Executive Officers, and (3) consider and approve any grants of equity incentive compensation to the Named Executive Officers.

The Compensation and Management Development Committee has ultimate authority, including delegated authority over all aspects of Named Executive Officer compensation, including the base salary for each Named Executive Officer and the overall compensation of the Chief Executive Officer. The Compensation and Management Development Committee has, for several years, adhered to an informal policy pursuant to which each year the Committee determines, based on a number of factors, the aggregate maximum value of cash bonus, restricted stock (or RSUs) and stock options that may be awarded to each Named Executive Officer. The Compensation and Management Development Committee has delegated to the Chief Executive Officer the authority to allocate the exact amount of such awards and the combination of cash and equity for the other Named Executive Officers.

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The Role of Management in the Compensation-Setting Process

Management’s role in the compensation-setting process, includes the following:

•	to establish the operating budget approved by the Board of Directors, which forms the basis for evaluating corporate achievements and the achievements of the divisions our Named Executive Officers manage that are taken into consideration when evaluating compensation levels for Named Executive Officers;

•	to make recommendations to the Compensation and Management Development Committee on salary levels and stock option and restricted stock awards (or RSUs); and

•	our Chief Executive Officer allocates the amount of cash bonus, restricted stock (or RSUs) and stock option amounts to be awarded to our Named Executive Officers (other than himself), in all cases subject to the guidelines and limitations established by the Compensation and Management Development Committee.

Management also prepares information for each Compensation and Management Development Committee meeting. Our Chief Executive Officer also participates in committee meetings at the request of the Compensation and Management Development Committee to provide, among other things:

•	background information regarding RadNet’s strategic objectives; and

•	his evaluation of the performance of the Named Executive Officers, including accomplishments, and areas of strength and weakness.

The Role of the Compensation Consultant

Under its charter, the Compensation and Management Development Committee is granted the authority to retain outside advisors and compensation consultants. The Compensation and Management Development Committee has retained the compensation consulting firm Pearl Meyer to serve as its independent outside compensation consultant and provide compensation analysis and advice since 2016. Pearl Meyer provides the following services with respect to compensation determinations:

•	Executive compensation benchmarking and framework;
•	Assess market trends of non-employee director compensation;
•	Review of market compensation practices and trends;
•	Annual incentive plan and equity award design;
•	Advice on merit increases, target bonuses and equity award levels;
•	Legislative and regulatory updates;
•	Attendance at certain Compensation and Management Development Committee meetings.

Pearl Meyer also attends certain Compensation and Management Development Committee meetings in person or by telephone, including executive sessions as requested, and consults with the Compensation and Management Development Committee Chair between meetings. Pearl Meyer also reviewed and commented on this executive compensation disclosure and the Named Executive Officer and director compensation tables contained in this Proxy Statement.

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As part of the selection and retention process, the Compensation and Management Development Committee analyzes the independence of Pearl Meyer under SEC and Nasdaq Rules. Pearl Meyer reports directly to the Compensation and Management Development Committee and performs no other work for RadNet besides rendering compensation consulting services.

In accordance with its charter, the Compensation and Management Development Committee analyzed whether the work of Pearl Meyer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to RadNet by Pearl Meyer; (ii) the amount of fees from RadNet paid to Pearl Meyer as a percentage of the firm’s total revenue; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by the firm with an executive officer of RadNet; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation and Management Development Committee; and (vi) any stock of RadNet owned by Pearl Meyer or the individual compensation advisors employed by the firm. The Compensation and Management Development Committee has determined based on its analysis of the above factors, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to RadNet has not created a conflict of interest.

The Role of Peer Companies and Benchmarking

The Compensation and Management Development Committee reviews a peer group of companies (“Peer Group”) recommended by Pearl Meyer in order to assess the competitiveness of our executive officer compensation level and structure. The composition of the Peer Group is reviewed each year. For 2019 and 2020, the Peer Group includes the following companies:

AAC Holdings, Inc.	Amedisys Inc.	American Renal Associates Holdings, Inc.
Chemed Corp.	Civitas Solutions, Inc.	The Ensign Group, Inc.
Healthways Inc. (changed to Tivity Health, Inc.)	LHC Group, Inc.	National Healthcare Corp.
Premier, Inc.	Providence Service Corp.	Surgery Partners, Inc.
US Physical Therapy Inc.

The following selection criteria was established to identify companies for inclusion in the Peer Group:

•	U.S. publicly traded companies with annual revenue approximately one-third to two times RadNet’s annual revenue

•	Primary operations in the healthcare facility and services industry

Elements of Executive Compensation

Base Salary

We seek to establish a base salary compensation level that appropriately recognizes each Named Executive Officer’s achievements and contributions. Base salary also provides executives with a secure level of monthly income that is not at risk, and our Compensation and Management Development Committee believes that this gives our Named Executive Officers the ability to focus on the longer term and avoid the urgency that could otherwise encourage a Named Executive Officer to take unnecessary risks. In determining base salaries, our Compensation and Management Development Committee considers the Named Executive Officer’s qualifications and experience, scope of responsibilities and future potential, the executive’s ability to influence RadNet’s achievements of targeted results and strategic initiatives, the goals and objectives established for the Named Executive Officer, the Named Executive Officer’s past performance, the general pay practices at other companies in our Peer Group, internal pay equity and the tax deductibility of base salary.

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Discretionary Cash Bonuses

In recent years, in lieu of increasing base salary compensation, the Compensation and Management Development Committee has elected to supplement base salary and equity based compensation with discretionary cash bonus awards generally paid in the beginning of the fiscal year. These discretionary cash bonuses are awarded with the goal of continuing to retain and incentivize our Named Executive Officers to achieve or exceed the strategic initiatives set for the upcoming year.

Equity Based Compensation

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel with gains realized by our stockholders. The Compensation and Management Development Committee uses equity awards, including restricted stock, RSUs and stock options, as a long-term incentive vehicle because:

•	restricted stock, RSUs and stock options align the interests of executives with those of our stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for our stockholders; and

•	the vesting period encourages executive retention and the creation of stockholder value.

We use a mix of restricted stock, RSUs and stock options for equity compensation grants to the Named Executive Officers. In determining the maximum number of shares of restricted stock, RSUs and stock options to be granted to Named Executive Officers, the Compensation and Management Development Committee considers the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance, the value of the equity awards in relation to other elements of total compensation, internal pay equity and market competitiveness. The Chief Executive Officer considers similar factors when allocating the number of shares of restricted stock, RSUs and stock options to be granted to the senior executive officers, within the limitations set by the Compensation and Management Development Committee.

We have one long-term equity incentive plan–the Restated 2006 Plan—which was most recently approved by our stockholders at our annual stockholders meeting on June 8, 2017. Unless terminated earlier, the Restated 2006 Plan will terminate on March 9, 2027. The Restated 2006 Plan permits the discretionary award of incentive stock options (ISOs), nonqualified stock options (NSOs), stock appreciation rights (SARs), restricted stock, RSUs, and cash awards. Employees, consultants and Board members of RadNet and certain of our affiliated companies are eligible to receive awards under the Restated 2006 Plan. As of March 15, 2020, approximately 7,400 employees (including 7 executive officers) and 4 non-employee directors were eligible to participate in the Restated 2006 Plan. Our Restated 2006 Plan has provided the principal method for our Named Executive Officers (other than our Chief Executive Officer) to acquire equity or equity linked interests in RadNet.

The Compensation and Management Development Committee administers the Restated 2006 Plan and, among other things, selects individuals to whom awards may be granted, determines the type of award as well as the number of shares of common stock to be covered by each award, determines the terms and conditions of any awards, including performance goals (if any) and their degree of satisfaction and interprets the terms and provisions of the Restated 2006 Plan and any stock award issued under the Restated 2006 Plan. However, the exercise prices of outstanding stock options and SARs may not be lowered or reduced without the approval of our stockholders. In addition, the Restated 2006 Plan limits grants to any non-employee director so that total compensation in any calendar year in the aggregate does not exceed $500,000. That limit includes all cash compensation such as annual retainers and other fees (whether or not granted under the Restated 2006 Plan) plus the aggregate grant date fair market value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards issued under the Restated 2006 Plan or under any other incentive plan.

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As of April 6, 2020, there remained 2,038,055 shares available under the Restated 2006 Plan for future issuance. Shares underlying forfeited or terminated awards, or awards which are entirely settled with cash or which are repurchased by RadNet for a repurchase price that does not exceed what the grantee paid for such shares, will become fully available again for issuance under the Restated 2006 Plan. No fractional shares may be issued under the Restated 2006 Plan.

Additional Benefits

Our executive officers, including our Named Executive Officers, participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. Perquisites to our Named Executive Officers are not a material element of our compensation program. We pay the premiums for our Named Executive Officers’ coverages under our health and life insurance plans and all of our Named Executive Officers are provided a monthly car allowance. We also maintain a Split Dollar Life Insurance Plan pursuant to which we have corporate owned life insurance (“COLI”) policies on our key management employees including our Named Executive Officers. These COLI policies would, upon the insured’s death, pay death benefits proceeds to the insured’s beneficiaries while RadNet would then receive any excess death benefit proceeds along with any remaining cash surrender value of the COLI policy. Each Named Executive Officer has executed a participation agreement with RadNet under the Split Dollar Life Insurance Plan and this agreement specifies the amount of death benefit proceeds and the beneficiaries of this life insurance arrangement. Additionally, we provide matching 401(k) contributions for our employee participants.

Change in Control and Severance Arrangements

As an inducement to attract and retain qualified executive officers, certain benefits are provided if the Named Executive Officer’s employment is terminated under certain circumstances, including termination following a change in control of RadNet. Certain of our Named Executive Officers’ employment agreements provide for them to receive severance payments to include one or more times their annual base salary and full acceleration of vesting for all then-unvested shares subject to restricted stock awards, RSUs, stock option awards or warrants upon the date of termination of employment outside of a change in control of RadNet. Certain of our Named Executive Officers’ employment agreements provide that if, in anticipation of or during the 24 months following a change in control of RadNet, a Named Executive Officer’s employment is terminated without “Cause” or Named Executive Officer resigns for “Good Reason” (each as defined in the Restated 2006 Plan), then all then-unvested shares subject to restricted stock awards, RSUs, stock option awards or warrants become fully vested upon the date of termination of employment. And certain of our Named Executive Officers’ employment agreements provide that, in the event of a change in control of RadNet, all then-unvested shares subject to restricted stock awards, RSUs, stock option awards or warrants become fully vested upon the date of the change in control. None of our Named Executive Officers are eligible for gross-up payments to cover excise taxes in connection with a change in control transaction.

Nonqualified Deferred Compensation Arrangements

We maintain a Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) which is administered by the Compensation and Management Development Committee. The Named Executive Officers, the members of the Board of Directors, and other executives or highly compensated employees of RadNet or designated affiliated entities (collectively, “Participants”) who are selected by the Compensation and Management Development Committee are eligible to participate in the Deferred Compensation Plan. Participants have the opportunity to voluntarily elect to defer the timing of payment of base salary, incentive compensation and/or stock awards. The Compensation and Management Development Committee determines which forms of compensation are eligible for deferral and can prescribe limits on the amount of deferrals. It may also, in its discretion, credit a Participant’s account with a contribution amount from RadNet.

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Cash-based deferrals may also accrue notional investment returns based on the performance of one or more measurement funds selected by RadNet and in which the Participant may elect to have portions of his/her cash account hypothetically invested. RadNet stock grant deferrals will be settled on a one-for-one basis with RadNet common shares (or their cash equivalent). The Deferred Compensation Plan is not funded; payments are made out of RadNet’s general assets and Participants are unsecured general creditors of RadNet with respect to deferred amounts. However, RadNet may, in its discretion, establish a “rabbi trust” to provide a source of funds for meeting its financial obligations under the Deferred Compensation Plan.

Participants generally must submit their elections to defer compensation before the calendar year in which compensation is earned (except that Participants can make a deferral election within 30 days of their initial eligibility to participate in the Deferred Compensation Plan). Once such an election is timely made, the deferral remains effective for subsequent years unless the participant affirmatively terminates the deferral. Settlement of deferred amounts will be affected in accordance with the Deferred Compensation Plan and the applicable deferral election and generally will be paid in either a lump sum or a series of annual installments after the applicable distribution date. Deferred compensation amounts can be paid out on an accelerated basis under certain circumstances including a change in control of RadNet. The aggregate amount that could potentially be paid out under the Deferred Compensation Plan is presently indeterminable and will depend on the amounts and types of deferrals along with the performance of the hypothetical investments and RadNet stock value.

The Deferred Compensation Plan is intended to be a “top-hat” plan and is governed by the laws of the state of Delaware except to the extent preempted by The Employee Retirement Income Security Act of 1974 (“ERISA”). It is intended that the Deferred Compensation Plan and any payments thereunder comply with Internal Revenue Code (“Code”) Section 409A, which governs the federal income taxation of nonqualified deferred compensation. The Deferred Compensation Plan will remain in effect until terminated by RadNet, but deferred amounts may still, in certain circumstances, remain outstanding in accordance with the applicable deferral elections after termination.

Pay Ratio Disclosure

Under SEC rules we are required to disclose the ratio of our median employee’s total annual compensation to the total annual compensation of Dr. Berger, our principal executive officer.

In determining the median employee, we prepared a list of all employees as of December 31, 2017. We excluded 76 employees based overseas in Canada and Hungary, because they represented 1.0% of total employees and their exclusion did not have a material effect on the median calculation. We do not grant equity compensation awards widely to our employees, and consequently determined that annual gross wages is an appropriate compensation metric to utilize. We selected our median employee based on the annual gross wages reflected in our payroll records in 2017, which includes part-time, temporary and international employees (we do not have any seasonal employees). Because the median employee we initially identified had anomalous compensation characteristics, another employee with substantially similar compensation based on the compensation methodology used to identify the originally identified median employee was substituted for such employee as our median employee for 2017. There has been no material change in our employee base or the compensation of the median employee since 2017.

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For 2019, the pay ratio calculation is as follows, showing that for 2019, the PEO’s total annual compensation was 86 times that of the median of the total annual compensation of all employees other than the PEO:

Median Employee total annual compensation	$35,338
Dr. Berger (‟PEO”) total annual compensation	$3,048,401
Ratio of PEO to Median Employee Compensation	86:1

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to use a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. These companies may also operate in different industries and different geographic locations, be of a different size, have different revenues, earnings and market capitalization and be subject to different regulation than RadNet.

2019 Compensation Determinations

In 2019, the Compensation and Management Development Committee, with the assistance of Pearl Meyer as its independent compensation consultant, determined that the core philosophies, policies and approaches used in 2017 and 2018 remained appropriate for the 2019 compensation determinations. The Compensation and Management Development Committee again elected to set the maximum award for any discretionary cash bonus or restricted stock awards (or RSUs) and stock options to be granted to each of the Named Executive Officers (other than the Chief Executive Officer) to equal, in the aggregate, approximately 100% of such Named Executive Officer’s annual base salary.

In January 2019 subject to these guidelines set by the Compensation and Management Development Committee, Dr. Berger, as the Chief Executive Officer, elected to allocate the maximum cash bonus, restricted stock (or RSUs) and stock option amounts to Messrs. Stolper, Forthuber, Hames and Patel as set forth in the table below.

	Cash Bonus	Number of Shares of Restricted Stock/RSUs	Number of Shares Subject to Option Grants
Stephen Forthuber	$275,000	25,158	25,158
Norman Hames	$275,000	25,158	25,158
Mark Stolper	$237,500	21,729	21,729
Mital Patel	$187,500	17,154	17,154

The grant date of the restricted stock awards was made effective January 7, 2019 and the closing price of a share of Company common stock on that date was $10.93. Each restricted stock grant vests in three equal annual increments with the first installment vesting on the grant date. Mr. Stolper’s grant of 21,729 shares was in the form of a 19,828 RSU grant, because he had timely elected to defer such equity grant compensation under the Deferred Compensation Plan, and a 1,901 restricted stock award grant that was transferred to his former spouse pursuant to a domestic relations order.

In addition, the Compensation and Management Development Committee and Dr. Berger also elected to grant stock options to each Named Executive Officer with the number of shares subject to the option equal to the same number of shares of restricted stock granted, as shown above. The stock options all have a ten year maximum term and a per share exercise price equal to the closing price ($10.93) of RadNet’s common stock on the date of grant (January 7, 2019) and vest in equal one-third increments on each anniversary of the grant date.

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The Compensation and Management Development Committee elected not to grant any equity awards to Dr. Berger in 2019. The Compensation and Management Development Committee determined that the equity interest in RadNet owned by HFB Heirs’ Trust II, an irrevocable trust for the benefit of Dr. Berger’s children, was sufficient to align Dr. Berger’s interests with other stockholders. As an alternative to an equity award, and consistent with its actions in 2018, the Compensation and Management Development Committee in December 2019 awarded Dr. Berger a discretionary cash bonus of $2,000,000, which was paid in January 2020.

In February 2019, the Compensation and Management Development Committee determined to provide for full acceleration of vesting for all then-unvested shares underlying restricted stock awards, RSUs and stock option grants under the Restated 2006 Plan and the Deferred Compensation Plan upon termination of a participant due to his/her death or Disability, as defined in the Restated 2006 Plan. This change applies to all outstanding and future equity compensation awards held by any service provider.

2019 Stockholder Advisory Vote on Executive Compensation

In June 2019, over 97% of the stockholder votes (including those that abstained and excluding broker non-votes) were cast “FOR” the stockholder advisory vote regarding our Named Executive Officers’ compensation, an increase from the over 95% of stockholder votes cast “FOR” the same stockholder advisory vote in June 2018. The Compensation and Management Development Committee carefully considered these results and a variety of other information, including the advice of Pearl Meyer, in determining compensation structure and amounts for 2020, which generally is similar to what was done for 2019.

2020 Compensation Determinations

The Compensation and Management Development Committee, with advice from Pearl Meyer, elected to increase base salaries for the Named Executive Officers in 2020 in order attain a greater level of parity with the Peer Group, as set forth below:

	2019 Salary	2020 Salary
Howard Berger, M.D.	$1,000,000	$1,200,000
Stephen Forthuber	$550,000	$600,000
Norman Hames	$550,000	$600,000
Mark Stolper	$475,000	$525,000
Mital Patel	$425,000	$500,000

Based on the competitive analysis provided by Pearl Meyer, the Compensation and Management Development Committee established the maximum amounts for the discretionary cash bonus and restricted stock (or RSU) grants. The maximum cash bonus and restricted stock grant amounts are to equal, in the aggregate, approximately 100% of such Named Executive Officer’s annual base salary paid in 2019. The maximum amounts for discretionary cash bonuses, restricted stock (or RSU) grants and stock options in 2020 are intended to support retention and to continue to align the interests of our Named Executive Officers with the creation of stockholder value. On January 6, 2020, in accordance with the Compensation and Management Development Committee’s authorization, Dr. Berger elected to award the maximum amounts for any discretionary cash bonus, restricted stock (or RSU) and stock option grants to each of the Named Executive Officers (other than the Chief Executive Officer), as set forth below:

	Cash Bonus	Number of Shares of Restricted Stock/RSUs	Number of Shares Subject to Option Grants
Stephen Forthuber	$275,000	13,461	13,461
Norman Hames	$275,000	13,461	13,461
Mark Stolper	$237,500	11,625	11,625
Mital Patel	$212,500	10,401	10,401

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Mr. Stolper’s stock grant (net of the portion transferred to his former spouse) was in the form of a RSU because he had timely elected to defer such equity grant compensation under the Deferred Compensation Plan. The restricted stock and RSU grants vest annually in equal one-third increments with the first installment vesting on the grant date.

Based on recommendations presented by Pearl Meyer and in an effort to attain a greater level of parity with the Peer Group, the Compensation and Management Development Committee also elected to grant to each Named Executive Officer a stock option (as shown above) covering the same number of shares of restricted stock (or RSUs) contemporaneously granted to such Named Executive Officer. The stock options have a maximum ten year term and an exercise price equal to the closing price ($20.43) of RadNet’s common stock on the date of grant (January 6, 2020) and in the aggregate vest equally in one-third increments on each of the first three anniversaries of the grant date.

Consistent with prior years, the Compensation and Management Development Committee elected not to grant any equity awards to Dr. Berger in 2020. As an alternative to an equity award, and consistent with its actions in 2019, the Compensation and Management Development Committee awarded Dr. Berger a discretionary cash bonus of $2,000,000, which was paid in January 2020.

In April 2020, RadNet’s Named Executive Officers, citing the evolving and uncertain impact the COVID-19 pandemic will have on RadNet’s operating results, cash flows and financial position, voluntarily agreed to temporarily reduce base salaries for all Named Executive Officers by 50%.

Taxes, Risks and other Considerations

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” Prior to the passage of the 2017 Tax Cuts and Jobs Act, performance-based compensation paid to our “covered employees,” such as annual cash incentives and performance-based stock grants, was generally excluded from this $1 million deduction limit. As a result of changes in the tax law, this previously-available exclusion for performance-based compensation is generally no longer available after 2017. The Compensation and Management Development Committee considers tax deductibility as one of many factors in determining executive compensation, including the impact of these tax law changes. However, the Compensation and Management Development Committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of us and our stockholders. Thus, executive compensation arrangements may not be tax deductible or, if initially intended to be tax deductible, may not actually receive this treatment.

Risk Considerations in Our Compensation Programs

Our Compensation and Management Development Committee reviews the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking. The Committee believes our compensation programs strike a balance between providing secure compensation (base salaries) as well as appropriate short- and long-term incentives, such that our executive officers are not encouraged to take unnecessary or excessive risks.

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Stock Ownership

We structure our pay to consist of primarily fixed compensation with base salary in cash and non-cash long-term incentive programs. Although we do not have requirements or guidelines specifying amounts of ownership of RadNet common stock for our Named Executive Officers, we do promote and encourage the aligning of their interests with those of our stockholders by providing them with significant equity awards.

Clawback Policy

Our Board of Directors has adopted a Policy on Recoupment of Compensation or “Clawback Policy” that is intended to deter both financial/accounting irregularities with respect to RadNet’s financial statements and also misconduct by senior executives. The Clawback Policy is generally administered by the Compensation and Management Development Committee although the Board of Directors may administer the policy or designate another committee to serve in such role, and may also act in conjunction with the Audit Committee. The policy applies to RadNet’s officers and other designated key employees (collectively, “Senior Executives”) during their employment and continuing until the third anniversary of their cessation in serving as a Senior Executive.

Under the Clawback Policy, if the RadNet restates any financial statements previously filed with the SEC (other than due to a change in accounting policy), then the Compensation and Management Development Committee (or other designated committee) can take certain actions to recoup performance-based compensation from the Senior Executives that exceeded the amount that would have been paid under the restated financial results, including the cancellation of equity compensation awards. Performance-based compensation that was paid or earned more than three years prior to the date of discovery of the financial/accounting irregularity would generally not be subject to recoupment under the Clawback Policy. A Senior Executive that is determined to have committed “Misconduct” (as defined under the Clawback Policy) is subject to additional measures including recoupment or cancellation or reimbursement of incentive compensation, adjustment of future compensation, and/or disciplinary actions including termination of employment (with concurrence of the Board of Directors).

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table, footnotes and related narrative summarizes the total compensation paid to or earned by each of our Named Executive Officers for 2019, 2018 and 2017:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Howard G. Berger, M.D.	2019	1,000,000	2,000,000	--	--	48,401	3,048,401
President and Chief Executive Officer	2018	1,000,000	2,000,000	--	--	11,862	3,011,862
(principal executive officer) (3)	2017	700,000	1,200,000	--	--	10,570	1,910,570

Mark D. Stolper	2019	475,000	237,500	237,498	113,877	25,608	1,089,483
Executive Vice President and Chief	2018	475,000	237,500	237,492	124,608	31,819	1,106,419
Financial Officer (principal financial officer)	2017	475,000	237,500	237,500	129,583	26,685	1,106,268

Stephen M. Forthuber	2019	550,000	275,000	274,977	131,842	33,435	1,265,254
President and Chief Operating	2018	550,000	275,000	274,998	144,287	17,750	1,262,035
Officer – Eastern Operations	2017	550,000	237,500	237,500	129,583	27,057	1,181,640

Norman R. Hames	2019	550,000	275,000	274,977	131,842	14,873	1,246,712
President and Chief Operating	2018	550,000	275,000	274,998	144,287	7,625	1,251,910
Officer – Western Operations	2017	550,000	237,500	237,500	129,583	16,000	1,170,583

Mital Patel	2019	425,000	187,500	187,493	89,897	33,988	923,988
Executive Vice President of	2018	375,000	187,500	187,503	98,379	19,989	868,371
Financial Planning and Analysis(4)

_______________

(1)

The value for the stock awards is based on the number of shares granted multiplied by the closing share price of our common stock on the date of grant. These are not amounts actually paid to or realized by the Named Executive Officer. In accordance with SEC rules, the grant date fair value for stock options is calculated based on a Black Scholes valuation of each award, determined under FASB ASC 718 incorporating the following assumptions: expected life 6 years; weighted average volatility 46.9%; risk free interest rate 2.7%; and expected dividend yield 0%. We used historical stock prices as the basis for the volatility assumptions. The risk free interest rate was based on U.S. Treasury rates in effect at the time of grant. See Note 11, Stock-Based Compensation, to our audited financial statements for the fiscal year ended December 31, 2019, included in our Annual Report on Form 10-K filed with the SEC on March 16, 2020, for a further discussion of the relevant valuation assumptions used in calculating grant date fair value.

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(2)

For 2019, the Named Executive Officers received the following: (i) an annual car allowance as follows: $9,600 for Mr. Stolper, $15,000 for Mr. Forthuber, $4,875 for Mr. Hames, and $18,000 for Mr. Patel; (ii) RadNet paid premiums for coverage under RadNet’s group health insurance plans in the following amounts: $13,002 for Dr. Berger, $12,096 for Mr. Stolper, $13,025 for Mr. Forthuber, $4,646 for Mr. Hames and $12,366 for Mr. Patel; (iii) Messrs. Stolper, Forthuber, Hames and Patel each received a 401(k) retirement plan match from RadNet in the amount of $2,800; (iv) RadNet paid premiums for life insurance coverage under the COLI policies in the following amounts: $35,023 for Dr. Berger, $680 for Mr. Stolper, $1,520 for Mr. Forthuber, $2,120 for Mr. Hames, and $390 for Mr. Patel; and (v) RadNet paid premiums for life insurance coverage under RadNet’s group life insurance plans in the following amounts: $376 for Dr. Berger, $432 for Mr. Stolper, $1,090 for Mr. Forthuber, $432 for Mr. Hames, and $432 for Mr. Patel.

(3)	$500,000 of the base salary and all of the bonus compensation paid to Dr. Berger in each year was paid by an affiliate of BRMG, a consolidated entity.
(4)	Mr. Patel became a Named Executive Officer in 2018.

Grants of Plan-Based Awards

The table below sets forth certain information with respect to grants of awards to our Named Executive Officers under the Restated 2006 Plan during 2019.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Stephen M. Forthuber	01/07/19	25,158			274,977
	01/07/19		25,158	10.93	131,842
Norman R. Hames	01/07/19	25,158			274,977
	01/07/19		25,158	10.93	131,842
Mark D. Stolper	01/07/19	21,729			237,498
	01/07/19		21,729	10.93	113,877
Mital Patel	01/07/19	17,154			187,493
	01/07/19		17,154	10.93	89,897

_______________

(1)	Each restricted stock/RSU award vests in equal annual increments on January 7 of 2019, 2020 and 2021, subject to the officer’s continued service. Please see footnote (2) to the table under Outstanding Equity Awards at Fiscal Year End, below, for a description of conditions which cause acceleration of vesting for outstanding stock awards.

(2)	Each stock option award vests in equal annual increments on January 7 of 2020, 2021 and 2022, subject to the officer’s continued service. Please see footnote (1) to the table under Outstanding Equity Awards at Fiscal Year End, below, for a description of conditions which cause acceleration of vesting for outstanding stock option awards. All stock options have a ten year maximum term.

(3)	For discussion regarding the valuation model and assumptions used to calculate the grant date fair value of these stock and option awards, see footnote (1) to the Summary Compensation Table.

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Outstanding Equity Awards at Fiscal Year End

The table below summarizes outstanding equity awards held by our Named Executive Officers at December 31, 2019.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Stephen M. Forthuber					25,893	525,628
January 4, 2016 Grant	26,086	13,041	6.07	1/4/2026
January 6, 2017 Grant	12,566	25,132	6.30	1/6/2027
January 2, 2018 Grant		27,363	10.05	1/2/2028
January 7, 2019 Grant		25,158	10.93	1/7/2029
Norman R. Hames					25,893	525,628
January 4, 2016 Grant	26,086	13,041	6.07	1/4/2026
January 6, 2017 Grant	12,566	25,132	6.30	1/6/2027
January 2, 2018 Grant		27,363	10.05	1/2/2028
January 7, 2019 Grant		25,158	10.93	1/7/2029
Mark D. Stolper (4)					22,363	453,969
January 4, 2016 Grant	23,802	11,901	6.07	1/4/2026
January 6, 2017 Grant	11,466	22,933	6.30	1/6/2027
January 2, 2018 Grant		21,564	10.05	1/2/2028
January 7, 2019 Grant		19,828	10.93	1/7/2029
Mital Patel					17,655	358,397
January 6, 2017 Grant	9,920	19,842	6.30	1/6/2027
January 2, 2018 Grant		18,657	10.05	1/2/2028
January 7, 2019 Grant		17,154	10.93	1/7/2029

_______________

(1)	Relates to stock options issued under the Restated 2006 Plan. All stock options have a ten-year term from the date of grant. For stock options granted between 2016 and 2018, one-third of the stock options vest on the second anniversary of the date of grant and the remaining portion of the options vest in equal increments on the third and fourth anniversaries of the date of grant. For stock options granted in 2019, one-third of the stock options incrementally vest on each of the first three anniversaries of the date of grant. Additionally, vesting accelerates on outstanding awards (i) upon termination of the officer’s service due to his death or Disability or (ii) on a “dual trigger” basis if, in anticipation of or during the 24 months following a change in control of RadNet, the employment of the Named Executive Officer is terminated either by RadNet without Cause or by the Named Executive Officer for Good Reason. However, for Messrs. Forthuber and Stolper, their respective employment agreements provide that vesting accelerates such that all options, warrants and any other deferred equity compensation granted by RadNet to Messrs. Forthuber and Stolper which are unvested at the date of a change in control will immediately vest upon such change in control that occurs during their employment.

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(2)	Relates to restricted stock/RSUs granted under the Restated 2006 Plan. One-third of the stock awards are fully-vested as of the date of grant and the remaining portion of the stock awards vest in equal increments on the first and second anniversaries of the date of grant. Vesting accelerates on outstanding awards (i) upon termination of the officer’s service due to his death or Disability or (ii) on a “dual trigger” basis if, in anticipation of or during the 24 months following a change in control of RadNet, the employment of the Named Executive Officer is terminated either by RadNet without Cause or by the Named Executive Officer for Good Reason. However, for Messrs. Forthuber and Stolper, their respective employment agreements provide that vesting accelerates such that all options, warrants and any other deferred equity compensation then granted to Messrs. Forthuber and Stolper which are unvested at the date of a change in control will immediately vest upon such change in control that occurs during their employment.

The number of shares of restricted stock/RSUs held by each of the Named Executive Officers, which were issued on January 2, 2018 and on January 7, 2019, respectively, will vest, subject to the officer’s continued service, according to the below schedule:

	Number of Shares Incrementally Vesting
Name	January 2, 2020	January 7, 2020	January 7, 2021
Mark D. Stolper	7,877	7,243	7,243
Stephen M. Forthuber	9,121	8,386	8,386
Norman R. Hames	9,121	8,386	8,386
Mital Patel	6,219	5,718	5,718

(3)	The aggregate market value is determined by multiplying the number of shares that have not vested by $20.30 per share, the closing price of our common stock as of December 31, 2019.

(4)	Amounts of stock options and RSUs listed for Mr. Stolper are net of the portion transferred to his former spouse.

Option Exercises and Stock Vested During 2019

The following table sets forth information for the Named Executive Officers regarding the value realized during 2019 pursuant to the vesting of restricted stock, or RSUs in the case of Mr. Stolper. No stock options were exercised by any Named Executive Officer during 2019.

	STOCK AWARDS
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark D. Stolper	25,897	275,204
Stephen M. Forthuber	30,073	319,510
Norman R. Hames	30,073	319,510
Mital Patel	21,858	232,116

_______________

(1)	The value realized on vesting is determined by multiplying the number of shares that vested by the per share closing price of our common stock on the vesting date.

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Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation Plans

We do not have any tax-qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our Named Executive Officers in connection with their retirement. However, we do have a Deferred Compensation Plan that was adopted by the Board of Directors in 2016.

The employment arrangements of some of our Named Executive Officers include a required payment of deferred compensation upon termination of employment in certain situations. The following table shows the contributions, earnings and current required payments of deferred compensation.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(5)
Howard G. Berger, M.D.	–	–	–	–	2,500,000	(3)
Norman R. Hames	–	–	–	–	1,050,000	(4)
Mark D. Stolper	216,720	–	752,694	–	1,538,558

_______________

(1)

In 2019, Mr. Stolper elected to defer his stock grant (net of shares transferred to his former spouse), resulting in his receipt of 19,828 RSUs. On the date of grant of his RSUs, the share price was $10.93 and on December 31, 2019 the share price was $20.30. For Mr. Stolper, $237,500 has been reported as compensation in the Summary Compensation Table for 2019, which represents the value of his stock grant prior to the transfer of shares to his former spouse. The following table shows the number of RSUs held by Mr. Stolper at the beginning of 2019 and the total held at the end of  2019.

	Restricted Stock Units at December 31, 2018	Restricted Stock Units Deferred during 2019	Total RSUs held at December 31, 2019
Mark D. Stolper	55,963	19,828	75,791

(2)	Amount represents stock price appreciation in 2019 on all RSUs. No portion of the earnings has been reported as compensation in the Summary Compensation Table for 2019.
(3)

Pursuant to the Management Consulting Agreement dated as of January 1, 1994, as amended, Dr. Berger is entitled to receive, upon termination of his employment without cause by the Company, an amount equal to five times his 2010 base salary paid by BRMG. Upon termination of his employment by the Company for cause, Dr. Berger is entitled to an amount equal to his 2010 base salary paid by BRMG. If Dr. Berger voluntarily resigns his employment, then on cessation of employment Dr. Berger will be entitled to receive compensation in an amount equal to five times his 2010 base salary paid by BRMG. Dr. Berger’s 2010 base salary as paid by BRMG was $500,000. Such post-employment payment is subject to post-termination covenants intended to protect RadNet’s business.

(4)

Pursuant to the Employment Agreement dated as of May 1, 2001, as amended, Mr. Hames is entitled to receive, upon termination of employment without cause by the Company, an amount equal to three times his 2010 base salary. Upon termination of his employment by the Company for cause, Mr. Hames is entitled to an amount equal to his 2010 base salary. If Mr. Hames voluntarily resigns his employment, then on cessation of employment Mr. Hames will be entitled to receive compensation in an amount equal to three times his 2010 base salary. Mr. Hames’ 2010 base salary was $350,000. Such post-employment payment is subject to post-termination covenants intended to protect RadNet’s business.

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(5)	Of the $1,538,558 reported for Mr. Stolper, $237,500 is reported in the Summary Compensation Table for 2019. $474,992, in the aggregate, was reported for Mr. Stolper in the Summary Compensation Table for prior years. None of the $2,500,000 reported for Dr. Berger or the $1,050,000 reported for Mr. Hames is reported in the Summary Compensation Table for 2019 or was reported in the Summary Compensation Table for any prior years.

Employment Agreements

Dr. Berger. Dr. Berger has a Management Consulting Agreement with BRMG dated January 1, 1994 and an employment agreement with us dated as of June 12, 1992. The terms of the employment agreement provide for a base salary which has been subsequently amended from time to time and, effective January 1, 2020, is $1,200,000. Under the terms of the Management Consulting Agreement, in the event of termination or voluntary resignation “without cause,” Dr. Berger is entitled to receive a severance payment in an amount equal to five times his 2010 BRMG annual compensation, or $2,500,000 (which represents five-sixths of his 2019 total cash compensation), which such amount is also payable in certain other circumstances as set forth under “Nonqualified Deferred Compensation” above. Separately, in the event of termination “for cause” by BRMG, Dr. Berger is entitled to receive compensation in an amount equal to his 2010 annual base compensation from an affiliate of BRMG, or $500,000. BRMG may terminate Dr. Berger’s consulting services “for cause” if (1) there is a material breach by Dr. Berger of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (2) Dr. Berger willfully breaches or habitually neglects his duties, (3) Dr. Berger commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude, (4) Dr. Berger’s professional license is suspended, revoked or terminated or (5) Dr. Berger is convicted of a felony or of fraud involving payments or charges for professional medical services.

Mr. Forthuber. We entered into an employment agreement with Mr. Forthuber on January 1, 2009 and a retention agreement on November 15, 2006, each of which have been subsequently amended. The employment agreement provides for a base salary of $550,000, and has since been amended to $600,000, effective January 1, 2020. Under the employment agreement, all options, warrants and any other deferred equity compensation then granted to Mr. Forthuber which are unvested at the date of a change in control in RadNet will vest.

If we terminate Mr. Forthuber’s employment for any reason other than for “disability” or “cause,” or if Mr. Forthuber resigns for “good reason,” Mr. Forthuber will be entitled to receive a lump sum severance payment in an amount equal to twice his then annual salary, which would have been $1,100,000 if he was hypothetically terminated on December 31, 2019, subject to Mr. Forthuber complying with certain post-termination covenants for twelve months from the effective date of termination intended to protect RadNet’s business. In addition, all outstanding stock options, warrants restricted stock and any other deferred equity compensation granted by RadNet to Mr. Forthuber which are then unvested shall immediately vest at such termination of employment. Under the employment agreement, “disability” means that Mr. Forthuber is unable to perform the essential functions of his job, even with reasonable accommodation, on account of a mental or physical condition for a period of at least 120 days during any twelve consecutive month period. We may terminate Mr. Forthuber’s employment for “cause” (1) if Mr. Forthuber was convicted (or pleads guilty or nolo contendere) of a felony or a misdemeanor involving fraud or dishonesty in connection with the performance of his duties under the retention agreement or moral turpitude, (2) based on the willful and continued failure of Mr. Forthuber for a total of 10 days within any fiscal year to substantially perform his or (3) Mr. Forthuber has willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on RadNet. Under the employment agreement, “good reason” means (1) a material default by the Company in the performance of any of its obligations hereunder, or (2) an Adverse Change in Duties (as defined in the employment agreement), which default or Adverse Change in Duties remains unremedied by the Company for a period of ten days following its receipt of written notice thereof from Employee (which notice must reasonably describe the facts claimed by Employee to constitute the default or Adverse Change in Duties).

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Mr. Hames. We entered into an employment agreement with Mr. Hames on May 1, 2001, which was subsequently amended, that provides for a term that renews automatically for successive one year terms unless otherwise terminated by either party. The employment agreement, as amended, provides for a base salary of $550,000, and has since been amended to $600,000, effective as of January 1, 2020. Unless we terminate Mr. Hames’ employment “for cause” or if Mr. Hames voluntarily resigns “without cause,” on cessation of employment Mr. Hames will be entitled to receive a severance payment in an amount equal to three times his 2010 base salary, or $1,050,000, subject to post-termination covenants intended to protect RadNet’s business. We may terminate Mr. Hames’ employment “for cause” if (1) there is a material breach of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (2) Mr. Hames willfully breaches or habitually neglects his duties or (3) Mr. Hames commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude. If we terminate Mr. Hames’ employment “for cause,” the employment agreement provides that Mr. Hames will be entitled to receive compensation in an amount equal to his 2010 base salary, or $350,000.

Mr. Stolper. We entered into an employment agreement with Mr. Stolper effective as of January 1, 2009, as amended on November 16, 2015, under which he serves as our Executive Vice President and Chief Financial Officer until the agreement is terminated by either party. The employment agreement, as amended provides for a base salary of $475,000, and has since been amended to $525,000, effective January 1, 2020. The employment agreement also provides that he is eligible to participate in all of our bonus or incentive compensation plans generally available to our corporate officers. Under the employment agreement, all of Mr. Stolper’s unvested outstanding options, warrants and any other deferred equity compensation will vest on the date of a change in control of RadNet.

If we terminate Mr. Stolper’s employment “without cause” or he voluntarily terminates his employment for “good reason,” Mr. Stolper is entitled to receive a lump sum severance payment in an amount equal to two times his then annual base salary, which would have been $950,000 if he was hypothetically terminated on December 31, 2019, subject to Mr. Stolper complying with certain post-termination covenants for twelve months from the effective date of termination intended to protect RadNet’s business. In addition, all options, warrants or other deferred equity compensation then granted to Mr. Stolper which is unvested at the time of such termination shall immediately vest. We may terminate Mr. Stolper’s employment “for cause” (1) if Mr. Stolper is convicted (or pleads guilty or nolo contendere) of a felony or a misdemeanor involving fraud or dishonesty in connection with the performance of his duties under the employment agreement or moral turpitude, (2) based on the willful and continued failure of Mr. Stolper to perform his duties for a period of 10 days within one fiscal year or (3) based on Mr. Stolper’s willingness to engage in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on RadNet. Mr. Stolper may terminate his employment for “good reason” (1) if RadNet materially defaults on its obligations under the employment agreement or (2) if without his consent, his title, duties or job functions are materially diminished, he is assigned duties or responsibilities materially inconsistent with his current position, or he is relocated, and such changes remain unremedied for a period of ten days following notice from Mr. Stolper.

Potential Payments Upon Termination or Change in Control

Payments Made Upon Termination and Retirement

Regardless of the manner in which the employment of a Named Executive Officer is terminated, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned, to the extent vested;

•	equity awarded pursuant to our Restated 2006 Plan, to the extent vested; and

•	unused vacation pay.

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Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, no additional benefits other than those listed under the heading “Payments Made Upon Termination and Retirement” above, will be paid to our Named Executive Officers except for life insurance proceeds payable upon death and any then-unvested portion of an existing stock option/RSU/restricted stock award shall immediately vest upon such death or termination due to Disability (as defined in the Restated 2006 Plan). In connection with the death of a Named Executive Officer while still in service with RadNet, (1) the COLI policy death benefit proceeds payable would be $5 million for Dr. Berger and $1 million for each of the other Named Executive Officers and (2) the group life insurance plans death benefit proceeds payable would be $20,000 for Dr. Berger and $100,000 for each of the other Named Executive Officers

.

Severance Arrangements

We have severance obligations to our Named Executive Officers under each employment agreement discussed above under the heading “Employment Agreements.” The severance payments described above are payable within fifteen business days of the effective date of such termination; provided, that, if Named Executive Officer is deemed a “specified employee” and the payments are subject to Section 409A of the Code, then the payment may be required to be deferred until the first day of the seventh month following the effective date of such termination.

Change-in-Control Arrangements

Under the Restated 2006 Plan, the Board of Directors of RadNet, a committee thereof, or the board of directors of any surviving entity or acquiring entity, may accelerate the vesting of all or any part of outstanding stock options and terminate any restrictions on all or any part of the restricted stock awards in connection with a “change-in-control.” A “change-in-control” under the Restated 2006 Plan means: (1) a merger or consolidation in which RadNet is not the surviving entity (or survives only as a subsidiary of another entity whose stockholder did not own all or substantially all of our common stock immediately before such transaction); (2) a sale of all or substantially all of our assets to another person or entity (other than a wholly-owned subsidiary); (3) an acquisition of beneficial ownership of a controlling interest in the outstanding shares of our common stock by any person or entity (including a “group”) as defined under Section 13(d)(3) of the Exchange Act); (4) the dissolution or liquidation of RadNet; (5) a contested director election that results in the persons who were directors before such election or their nominees ceasing to constitute a majority of the board or (6) any other event that may be specified in the specific awards granted by the Board of Directors or a committee thereof pursuant to the Restated 2006 Plan.

Generally, awards to our Named Executive Officers under our 2006 Restated Plan will accelerate if the Named Executive Officer is terminated without Cause or resigns for Good Reason within 24 months of a change in control. Under the employment agreements for Messrs. Forthuber and Stolper, all options, restricted stock, warrants and any other deferred equity compensation which is unvested at the time of a change in control that occurs during their employment shall immediately vest. Hypothetically assuming a change-in-control occurred on December 31, 2019, the intrinsic value of such newly vested options, restricted stock and other deferred equity compensation payable to Messrs. Forthuber and Stolper would have been approximately $1,579,251 and $1,437,209, respectively, based on our December 31, 2019 closing per share price of $20.30.

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EQUITY COMPENSATION PLAN INFORMATION

We have one equity compensation plan, our Restated 2006 Plan. The Restated 2006 Plan provides for the grant of stock options (incentive and non-qualified), stock awards (including RSUs), stock appreciation rights and cash awards. We reserved an aggregate 14,000,000 shares of common stock for issuance under our Restated 2006 Plan, subject to adjustment for stock dividends, reorganizations, or other changes in our capital structure. Shares underlying any portion of an award that is cancelled, terminates, expires, or lapses for any reason are generally returned to the available pool under the Restated 2006 Plan. Notwithstanding the foregoing, the aggregate number of shares of common stock that may be issued under the Restated 2006 Plan upon the exercise of incentive stock options shall not be increased for restricted shares that are forfeited or repurchased. Shares attributable to (a) shares of common stock upon the exercise of incentive stock options that are subsequently forfeited or repurchased, or (b) awards transferred under any award transfer program, shall not again be available for grant under the Restated 2006 Plan.

The following table sets forth the number of shares of common stock subject to outstanding options, RSUs, warrants and other convertible into share rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2019.

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (1)	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(C) Number of Shares Remaining Available For Future Issuance Under Equity Incentive Plans (Excluding Shares Reflected in Column (A))
Equity incentive plans approved by stockholders	773,841	8.21	2,172,159
Equity incentive plans not approved by stockholders	–	–	–
TOTAL	773,841

_______________

(1)	Includes 294,890 shares subject to outstanding RSUs under the Deferred Compensation Plan. The weighted average exercise price in column (B) does not take these RSUs into account.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 31, 2020, by:

•	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 50,694,375 shares of common stock outstanding on March 31, 2020. In accordance with Securities and Exchange Commission (the “SEC”) rules, when computing the number of shares of common stock beneficially owned and the percentage ownership of a person, we include shares of common stock subject to options held by that person that are exercisable or will become exercisable within 60 days of March 31, 2020, but we do not include those shares of common stock underlying options when computing the percentage ownership of any other person.

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Name of Beneficial Owner	Shares Beneficially Owned		Percent of Shares Beneficially Owned
5% or Greater Stockholders
Sandy Nyholm Kaminsky, trustee of the HFB Heirs’ Trust II (formerly HFB Heirs’ Trust)	5,376,253	(1)	10.61%
The Vanguard Group	2,560,767	(2)	5.05%
Alan Weber	2,932,200	(3)	5.78%
BlackRock, Inc.	6,553,079	(4)	12.93%
FMR LLC	3,329,030	(5)	6.57%

Directors and Named Executive Officers
Howard G. Berger, M.D.	0	(6)	0
Marvin S. Cadwell	285,475	(7)	*
John V. Crues, III, M.D.	429,415	(8)	*
Stephen M. Forthuber	554,672	(9)	1.09%
Norman R. Hames	624,387	(10)	1.23%
Laura P. Jacobs	0	(11)	0
Lawrence L. Levitt	167,817	(12)	*
Mital Patel	162,192	(13)	*
Michael L. Sherman, M.D.	259,083	(14)	*
Mark D. Stolper	163,909	(15)	*
David L. Swartz	180,377	(16)	*
Ruth V. Wilson	22,000	(17)	*
All directors and executive officers as a group (12 persons)	2,949,902		5.77%

_______________

*	Represents less than 1%.

(1)

According to the Schedule 13G/A filed with the SEC on October 6, 2017, Sandy Nyholm Kaminsky, as trustee of the HFB Heirs’ Trust II, maintains sole voting power over an aggregate of 5,376,253 shares of our common stock. The address set forth in the Schedule 13G filing is 400 S. Emerson Street, Denver, Colorado 80209.

(2)	According to the Schedule 13G filed with the SEC on February 11, 2020, The Vanguard Group maintains sole dispositive power over 2,474,836 shares of our common stock and shared dispositive power over 85,931 shares of our common stock. The address set forth in the 13G filing is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

According to the Schedule 13D/A filed with the SEC on June 5, 2015, Mr. Weber maintains sole voting power over an aggregate of 618,106 shares of our common stock and shared voting power over an aggregate of 2,314,094 shares of our common stock owned by JB Capital Partners LP. Mr. Weber is the general partner of JB Capital Partners LP. Mr. Weber and JB Capital Partners LP disclaim beneficial ownership of all of such shares except to the extent of their pecuniary interest therein. The address set forth in the Schedule 13D/A filing is 5 Evan Place, Armonk, New York 10504.

(4)

According to the Schedule 13G/A filed with the SEC on February 4, 2020, BlackRock, Inc. maintains sole voting power over 6,461,068 shares of our common stock and sole dispositive power over 6,553,079 shares of our common stock. The address set forth in the Schedule 13G/A filing is 55 East 52nd Street, New York, New York 10055.

(5)	According to the Schedule 13G filed with the SEC on February 7, 2020, FMR LLC maintains sole voting power over 2,607,230 shares of our common stock and sole dispositive power over 3,329,030 shares of our common stock. The address set forth in the 13G filing is 245 Summer Street, Boston, Massachusetts 02210.

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(6)	On June 29, 2015, HFB Enterprises, LLC, of which Dr. Berger was a co-manager, distributed 5,133,114 shares of RadNet’s common stock to HFB Heirs’ Trust II (formerly HFB Heirs’ Trust), an irrevocable trust for Dr. Berger’s children and the sole member of HFB Enterprises, LLC. Dr. Berger does not have any control over HFB Heirs’ Trust II. As a result of the transaction, Dr. Berger does not beneficially own any shares of RadNet.

(7)	Beneficial ownership includes 9,363 shares of unvested time-based restricted stock and no shares subject to options exercisable within 60 days of March 31, 2020.

(8)	Beneficial ownership includes 12,364 shares of unvested time-based restricted stock and no shares subject to options exercisable within 60 days of March 31, 2020. Beneficial ownership does not include 28,334 shares of vested restricted stock units.

(9)	Beneficial ownership includes 17,360 shares of unvested time-based restricted stock and 81,768 shares subject to options exercisable within 60 days of March 31, 2020.

(10)	Beneficial ownership includes 17,360 shares of unvested time-based restricted stock and 81,768 shares subject to options exercisable within 60 days of March 31, 2020.

(11)	Laura P. Jacobs is a director nominee and does not beneficially own any shares of RadNet.

(12)	Beneficial ownership includes 9,363 shares of unvested time-based restricted stock and no shares subject to options exercisable within 60 days of March 31, 2020. Beneficial ownership does not include 39,382 shares of vested restricted stock units.

(13)	Beneficial ownership includes 12,652 shares of unvested restricted stock and 31,778 shares subject to options exercisable within 60 days of March 31, 2020.

(14)	Beneficial ownership includes 9,363 shares of unvested time-based restricted stock and no shares subject to options exercisable within 60 days of March 31, 2020.

(15)	Beneficial ownership includes 72,433 shares subject to options exercisable within 60 days of March 31, 2020. Beneficial ownership does not include 72,717 shares of vested restricted stock units.

(16)	Beneficial ownership includes 9,363 shares of unvested time-based restricted stock and no shares subject to options exercisable within 60 days of March 31, 2020. Beneficial ownership does not include 39,382 shares of vested restricted stock units.

(17)	Beneficial ownership includes 10,666 shares of unvested restricted stock and no shares subject to options exercisable within 60 days of March 31, 2020. Beneficial ownership does not include 32,000 shares of vested restricted stock units.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons timely met all of the applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2019, with the exception of the following, all of which reflect late filings on Form 4 unless otherwise set forth below: (i) Marvin Cadwell had one late report which covered one transaction, (ii) John Crues had two late reports which covered two transactions, (iii) Stephen Forthuber had one late report which covered one transaction, (iv) Norman Hames had two late reports which covered four transactions, (v) Lawrence Levitt had one late report which covered one transaction (vi) Michael Murdock had one late report which covered one transaction, (vii) Mital Patel had one late report which covered two transactions, (viii) Michael Sherman had one late report which covered on transaction, (ix) Mark Stolper had one late report which covered two transactions, (x) David Swartz had three late reports which covered twelve transactions and (xi) Ruth Wilson had one late report covering no transactions, on Form 3.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of NASDAQ and the SEC. The Audit Committee operates pursuant to a charter that is available on our website at www.radnet.com under Investor Relations – Corporate Governance.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and Ernst & Young the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2019. The Audit Committee has also discussed with Ernst & Young matters required to be discussed by the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements discussed above be included in RadNet’s annual report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. The Audit Committee has also reappointed Ernst & Young to serve as independent auditors for the fiscal year ending December 31, 2020, and requested that this appointment be submitted to our stockholders for ratification at their Annual Meeting.

Submitted by the Audit Committee:

David L. Swartz, Chair Marvin S. Cadwell Lawrence L. Levitt

_______________

* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

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PROPOSALS

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Based on the recommendation of our Nominating and Governance Committee, our Board of Directors has nominated Ms. Jacobs and directors Berger, Cadwell, Crues, Levitt, Swartz and Wilson to be elected to serve on our Board until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Each of the nominees except Ms. Jacobs is a current director and all have consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. Each director elected at the Annual Meeting will be elected to serve a one-year term. If any nominee becomes unavailable or unable to serve before the Annual Meeting, the Board of Directors may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee. If a substitute nominee is named, then the persons named as proxies will have full discretion and authority to vote or refrain from voting for such substitute nominee in their discretion.

There are no family relationships between any nominees and executive officers of RadNet, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Voting on the election of directors is considered a non-routine matter, and the persons named in the accompanying proxy will not have the authority to vote on this proposal unless instructed to do so by the beneficial owner or their duly instructed bank, broker or nominee.

Vote Required

RadNet has implemented majority voting in uncontested elections of directors. Accordingly, our Bylaws provide that election of a director in an uncontested election of directors requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

Board of Director Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES ABOVE.

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PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has re-appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Ernst & Young LLP has audited our financial statements annually since January 1, 2007. Our Audit Committee reviews the appointment of our independent accounting firm annually.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020. If our stockholders vote against the ratification of Ernst & Young LLP, the Audit Committee will consider this in its selection of auditors for the following year. Even if our stockholders ratify the appointment, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of RadNet and its stockholders. Representatives of Ernst & Young LLP are expected to be at the Annual Meeting to answer any questions and make a statement should they choose to do so.

Fees Paid to Auditors

The following table presents fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2018 and 2019.

	2018	2019
Audit Fees(1)	$1,614,836	$1,850,900
Audit-Related Fees(2)	150,000	413,500
Tax Fees(3)	634,787	655,000
All Other Fees(4)	223,450	0
Total	$2,623,073	$2,919,400

_______________

(1)	Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, quarterly review of interim consolidated financial statements and audit services in connection with other statutory and regulatory filings.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, acquisitions and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm’s independence. All services provided by Ernst & Young LLP during the fiscal year ended December 31, 2019 and the fiscal year ended December 31, 2018 were pre-approved by the Audit Committee. The Audit Committee has considered the role of Ernst & Young LLP in providing services to us for the fiscal year ended December 31, 2020 and has concluded that such services are compatible with their independence as our auditors.

Vote Required

Ratification of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

Board of Director Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

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PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual advisory vote to approve the compensation of our Named Executive Officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement including the Compensation Discussion and Analysis, the summary compensation and other related tables and narratives accompanying those tables (a “say-on-pay” vote).

We compensate our executive officers through a mix of base salary, bonus and equity compensation. We intend that our compensation decisions will attract and retain our Named Executive Officers and reward them for achieving RadNet’s strategic initiatives and objective measures of success. Our Compensation and Management Development Committee and Board of Directors believe that our executive compensation program is effective in implementing our principles and is strongly aligned with the long-term interests of our stockholders and that our stockholders should approve our compensation program.

We encourage our stockholders to read the “Compensation Discussion and Analysis” section above, which describes the details of our executive compensation program and the decisions made by the Compensation and Management Development Committee in 2019.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our Named Executive Officers as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory and its outcome will not be binding on our Board of Directors nor require our Board of Directors or Compensation and Management Development Committee to take any action. However, our Board of Directors and Compensation and Management Development Committee values the opinion expressed by our stockholders in their vote on this proposal and expect to take into account the outcome of this vote when evaluating future executive compensation arrangements for our Named Executive Officers.

Accordingly, our stockholders are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to RadNet’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

Approval of the compensation of our Named Executive Officers for the stockholder advisory vote requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

Board of Director Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

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OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the Proxy Card for the Annual Meeting to exercise their discretionary authority to vote the shares that they represent in accordance with their judgment.

ADDITIONAL INFORMATION

For further information about RadNet, please refer to the 2019 Annual Report. The 2019 Annual Report is publicly available on the SEC’s website at www.sec.gov and on our website at www.radnet.com. You may also obtain a copy by sending a written request to Investor Relations, RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice of Availability or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address. If you are a stockholder sharing an address, you can request a separate Notice of Availability or copy of the proxy materials by contacting the Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Broadridge Householding Department at the number or address shown above.

By Order of the Board of Directors,

John V. Crues, III, M.D. Corporate Secretary

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 29, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

RADNET, INC. 1510 COTNER AVENUE LOS ANGELES, CA 90025

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 29, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors until the next annual meeting of the stockholders or until their successors are duly elected and qualified.

Nominees

01 Howard G. Berger, MD
02 Marvin S. Cadwell
03 John V. Crues, III, MD
04 Laura P. Jacobs
05 Lawrence L. Levitt
06 David L. Swartz
07 Ruth V. Wilson

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐
3. An advisory vote to approve the compensation of the Company's Named Executive Officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000457342_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice & Proxy Statement are available at www.proxyvote.com

RADNET, INC.

Annual Meeting of Stockholders
June 1, 2020 10:00 AM (Pacific Time)
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) of RADNET, INC., a Delaware corporation, hereby appoint(s) Deborah Saly and Mark Stolper, or either of them, as proxies for the undersigned each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RADNET, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 1, 2020, at 1510 Cotner Avenue, Los Angeles, CA 90025 or by means of remote communication, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" each of the nominees for director and "FOR" proposals no. 2 and 3 as described in the Proxy Statement.

If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the best judgment of the named attorneys-in-fact.

Address change/comments:

  _________________________________________________________________________________

  _________________________________________________________________________________

  _________________________________________________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side